Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

AUSTERLITZ ACQUISITION CORPORATION I,

WAVE MERGER SUB LIMITED

AND

WYNN INTERACTIVE LTD.

dated as of

May 10, 2021

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EXHIBITS

Exhibit A	–	Form of AAC Bye-laws
Exhibit B	–	Form of Investor Rights Agreement
Exhibit C	–	Form of Registration Rights Agreement
Exhibit D	–	Form of Statutory Merger Agreement
Exhibit E	–	Forms of Intercompany Agreement

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BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2021, by and among Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (“AAC”), Wave Merger Sub Limited, an exempted company limited by shares incorporated in Bermuda and a direct, wholly owned subsidiary of AAC (“Merger Sub”), and Wynn Interactive Ltd., an exempted company limited by shares incorporated in Bermuda (the “Company”). AAC, the Company and Merger Sub are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, AAC is a blank check company incorporated as a Cayman Islands exempted company and formed to acquire one or more operating businesses through a Business Combination;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of AAC, formed for the sole purpose of the Merger;

WHEREAS, on the Closing Date, subject to the conditions of this Agreement and in accordance with the applicable Laws, (a) prior to the time at which the Effective Time occurs, AAC shall transfer by way of continuation from the Cayman Islands to Bermuda and register as an exempted company limited by shares in accordance with Part XA of the Bermuda Companies Act and Part XII of the Cayman Islands Companies Act (As Revised), on the terms and subject to the conditions set forth in this Agreement (the “Domestication”); and (b) following the consummation of the Domestication, the Parties intend to enter into a business combination transaction by which Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving company of the Merger the “Surviving Company”);

WHEREAS, the board of directors of the Company has unanimously (a) approved the execution, delivery and performance of this Agreement and the Statutory Merger Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein, (b) determined that the terms of this Agreement and the Statutory Merger Agreement, including the Merger and the other transactions contemplated by this Agreement and the Statutory Merger Agreement, are in the best interests of the Company and its shareholders, (c) declared this Agreement and the Statutory Merger Agreement advisable, and (d) resolved, subject to the terms and conditions set forth in this Agreement and the Statutory Merger Agreement, to recommend that the Company’s shareholders approve this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, holders of the requisite majority of the Company Shares have entered into a support agreement on the date hereof (the “Company Support Agreement”), pursuant to which such holders have agreed to deliver a written resolution of the shareholders of the Company in accordance with the Company’s bye-laws (the “Company Written Consent”) approving this Agreement and the consummation of the Transactions promptly after the Form S-4 is declared effective by the SEC (and in any event within two (2) Business Days after notification thereof to Company);

WHEREAS, the board of directors of AAC has unanimously (a) approved the execution, delivery and performance by AAC and Merger Sub, respectively, of this Agreement and the Statutory Merger Agreement and the consummation of the transactions contemplated hereby and thereby, including the Domestication and the Merger, on the terms and subject to the conditions set forth herein, (b) determined that the terms of this Agreement and the Statutory Merger Agreement, including the Domestication, the Merger, and the other transactions contemplated by this Agreement and the Statutory Merger Agreement, are in the best interests of AAC and Merger Sub, as applicable, and their respective shareholders, and fair to the sole shareholder of Merger Sub, and (c) declared this Agreement and the Statutory Merger Agreement advisable;

WHEREAS, on or prior to the date hereof, AAC has obtained an equity commitment in the amount of $690,000,000 from Cannae Holdings, Inc. (“Cannae”) pursuant to the terms of a Backstop Facility Agreement (the “Cannae Backstop Agreement”), which provides that Cannae has agreed to subscribe to purchase a number of AAC Class A Ordinary Shares equal to the number of AAC Class A Ordinary Shares that are properly redeemed in connection with the Special Meeting, if any, for a purchase price of $10.00 per share (any such amount, the “Cannae Backstop Amount”, and such subscriptions, if necessary, collectively the “Cannae Subscription”);

WHEREAS, in connection with the Domestication, AAC will amend and restate its constitutional documents and adopt the bye-laws in the form attached hereto as Exhibit A, with such amendments as shall be mutually agreed by the Company and AAC (the “AAC Bye-laws”) and cause the relevant excerpts of the AAC Bye-Laws to delivered to, and accepted by, the Registrar of Companies in Bermuda (the “Registrar”);

WHEREAS, each of the Parties intends that the transactions contemplated by this Agreement qualify for the Intended Tax Treatment as described in Section 9.05(a);

WHEREAS, AAC, in its capacity as the sole shareholder of Merger Sub, has, by its execution and delivery hereof and a written resolution passed in accordance with Merger Sub’s bye-laws on the date hereof, approved and adopted this Agreement, the Merger and the other Transactions in accordance with applicable Law (the “Merger Sub Shareholder Approval”);

WHEREAS, in connection with the consummation of the Merger, AAC, Cannae, the Sponsor, certain AAC direct or indirect equityholders and certain equityholders of the Company, as applicable, at the Closing will enter into an Investor Rights Agreement, substantially in the form of Exhibit B attached hereto (the “Investor Rights Agreement”), and, together with certain other parties thereto, a Registration Rights Agreement substantially in the form of Exhibit C attached hereto (the “Registration Rights Agreement”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, AAC and the Sponsor have entered into the Sponsor Agreement, pursuant to which, among other things, the Sponsor has agreed to surrender to AAC up to 3,696,429 AAC Class B Ordinary Shares and up to 3,696,429 AAC Class C Ordinary Shares, in each case, upon the terms and subject to the conditions set forth therein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“AAC” means, (a) prior to the consummation of the Domestication, Austerlitz Acquisition Corporation I, a Cayman Islands exempted company, and (b) from and after the consummation of the Domestication, AAC as registered in Bermuda, and anticipated to re-named Wynn Interactive Limited., a Bermuda exempted company limited by shares. Any reference to AAC in this Agreement or any Transaction Document shall be deemed to refer to clause (a) and/or (b), as the context so requires.

“AAC Board Recommendation” has the meaning specified in the Recitals hereto.

“AAC Bye-Laws” has the meaning specified in the Recitals hereto.

“AAC Class A Ordinary Shares” means the Class A Ordinary shares, par value $0.0001 per share, of AAC (and, for clarity, such shares will be of AAC as a Cayman Island exempted company prior to the Domestication and a Bermuda exempted company limited by shares following the Domestication).

“AAC Class B Ordinary Shares” means the Class B Ordinary shares, par value $0.0001 per share, of AAC (and, for clarity, such shares will be converted into AAC Class A Ordinary Shares in connection with the Domestication in accordance with Section 2.2(a)).

“AAC Class C Ordinary Shares” means the Class C Ordinary shares, par value $0.0001 per share, of AAC (and, for clarity, such shares will be of AAC as a Cayman Island exempted company prior to the Domestication and a Bermuda exempted company limited by shares following the Domestication).

“AAC Class V Ordinary Shares” means, after giving effect to the Domestication, the Class V ordinary shares, par value $0.0001 per share, of AAC, which shall be entitled to ten (10) votes per share.

“AAC Closing Statement” has the meaning specified Section 4.04(a).

“AAC Cure Period” has the meaning specified in Section 11.01(c).

“AAC Ordinary Shares” means, (a) prior giving effect to the consummation of the Domestication, the AAC Class A Ordinary Shares, the AAC Class B Ordinary Shares and the AAC Class C Ordinary Shares and (b) from and after the consummation of the Domestication, the AAC Class A Ordinary Shares, the AAC Class C Ordinary Shares and the AAC Class V Ordinary Shares. Any reference to the AAC Ordinary Shares in this Agreement or any Transaction Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.

“AAC Organizational Documents” means the Amended and Restated Memorandum and Articles of Association of AAC, as amended and in effect on the date hereof.

“AAC Parties” means AAC and Merger Sub.

“AAC Preferred Shares” has the meaning specified in Section 6.11(a).

“AAC Representations” means the representations and warranties of the AAC Parties expressly and specifically set forth in Article VI of this Agreement, as qualified by the AAC Schedules. For the avoidance of doubt, the AAC Representations are solely made by AAC and, solely for the purposes of Section 6.02(a), Section 6.03 and Section 6.05, Merger Sub.

“AAC Schedules” means the disclosure schedules of the AAC Parties.

“AAC Shareholder Matters” has the meaning specified in Section 9.03(a)(i).

“AAC Shareholder Redemption” has the meaning specified in Section 9.03(a)(i).

“AAC Shareholders” means the holders of AAC Ordinary Shares.

“AAC Sponsor Matters” means soliciting the approval of the holders of AAC Class B Ordinary Shares and AAC Class C Ordinary Shares in favor of (a) approval of the Domestication and (b) approval of a proposal to elect those directors contemplated by Section 9.09.

“AAC Transaction Expenses” has the meaning specified in Section 4.03(b).

“AAC Warrant” means a warrant that entitles the holder to purchase one (1) AAC Class A Ordinary Share at a price of $11.50 per share (and, for clarity, such warrants will be of AAC as a Cayman Island exempted company prior to the Domestication and a Bermuda exempted company limited by shares following the Domestication).

“Acquisition Transaction” has the meaning specified in Section 9.04(a).

“Action” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Alternative Transaction Structure” has the meaning specified in Section 9.05(b).

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Official or representative of a Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Money Laundering Laws” means the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and any other foreign, federal, state, or local Laws relating to fraud or money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Appraisal Withdrawal” has the meaning specified in Section 3.05(b).

“Appraised Fair Value” has the meaning specified in Section 3.05(a).

“Available Cash Amount” means, as of immediately prior to Closing, all available Cash and Cash Equivalents of AAC and its Subsidiaries, including (a) Available Trust Proceeds and (b) the Cannae Backstop Amount (if any).

“Available Trust Proceeds” means, as of immediately prior to Closing, an amount equal to the proceeds available from the Trust Account (after reduction for the aggregate amount of any payments required to be made in connection with the AAC Shareholder Redemption).

“Bermuda Companies Act” means the Companies Act 1981 of Bermuda.

“Burdensome Condition” has the meaning specified in Section 9.01(h).

“Business Combination” has the meaning ascribed to such term in the AAC Organizational Documents.

“Business Combination Proposal” has the meaning specified in Section 9.04(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cannae” has the meaning specified in the Recitals hereto.

“Cannae Backstop Agreement” has the meaning specified in the Recitals hereto.

“Cannae Backstop Amount” has the meaning specified in the Recitals hereto.

“Cannae Subscription” has the meaning specified in the Recitals hereto.

“Cash and Cash Equivalents” means, for any Person, all cash and cash equivalents (including marketable securities, checks and bank deposits), calculated in accordance with GAAP applied based on the Person’s historical practice.

“Certificate” has the meaning specified in Section 3.01(c).

“Certificate of Merger” has the meaning specified in Section 2.02(a).

“Closing” has the meaning specified in Section 4.01.

“Closing Date” has the meaning specified in Section 4.01.

“Closing Merger Consideration” means an aggregate number of AAC Class A Ordinary Shares and AAC Class V Ordinary Shares equal to (a) the quotient obtained by dividing (i) the Company Equity Value by (ii) ten dollars ($10.00), minus (b) a number equal to the nearest whole number (rounded up or down, as applicable) obtained by multiplying (i) the number of AAC Class A Ordinary Shares purchased by Cannae pursuant to the Cannae Backstop Agreement divided by sixty-nine million (69,000,000), by (ii) 3,696,429; provided that in no event shall the number of shares deducted pursuant to clause (b) exceed 3,696,429. The Company shall have the right to determine the allocation of the Closing Merger Consideration as between AAC Class A Ordinary Shares and AAC Class V Ordinary Shares (including that the Closing Merger Consideration may consist solely of AAC Class V Ordinary Shares).

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Benefit Plan” means any material “employee benefit plan” as defined in Section 3(3) of ERISA (including Multiemployer Plans), and any material equity purchase, equity option, equity-based, phantom equity, severance, separation pay, employment (other than offer letters that do not provide severance benefits or notice periods in excess of thirty (30) days upon termination of the employment relationship), individual consulting, retention, change-in-control, transaction, sale, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which the Company Employees has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or the Company or any of its Subsidiaries has any present or future liability.

“Company Class A Shares” means the Class A common shares of the Company, par value $0.0001 per share.

“Company Class B Shares” means the Class B common shares of the Company, par value $0.0001 per share.

“Company Class C Shares” means the Class C common shares of the Company, par value $0.0001 per share.

“Company Class D Shares” means the Class D common shares of the Company, par value $0.0001 per share.

“Company Cure Period” has the meaning specified in Section 11.01(b).

“Company Employees” means any current or former employee, officer, director or independent contractor of the Company or its Subsidiaries.

“Company Equity Plan” means the Wynn Interactive, Ltd. 2020 Omnibus Incentive Plan (including, for clarity, the Sub-Plan for UK Employees thereunder) (and, with respect to the options to purchase Company Shares granted pursuant to the Betbull Legacy Plan and set forth on Exhibit A to the Company Schedules, the Betbull Limited Employee Stock Based Incentive Plan dated 31 August 2020).

“Company Equity Value” means $3,000,000,000.

“Company Options” means any options to purchase Company Shares granted under the Company Equity Plan (including, for clarity, to the extent not part of the Wynn Interactive, Ltd. 2020 Omnibus Incentive Plan, all options to purchase Company Shares granted pursuant to the Betbull Limited Employee Stock Based Incentive Plan dated 31 August 2020 and set forth on Exhibit A to the Company Schedules).

“Company Parent” means Wynn Resorts, Limited, a Nevada corporation.

“Company Parent Group” has the meaning specified in Section 12.18.

“Company Representations” means the representations and warranties of the Company, expressly and specifically set forth in Article V of this Agreement, as qualified by the Company Schedules.

“Company Schedules” means the disclosure schedules of the Company and its Subsidiaries.

“Company Securities” has the meaning set forth in Section 5.06.

“Company Shares” means, collectively, the Company Class A Shares, the Company Class B Shares, the Company Class C Shares and the Company Class D Shares.

“Company Subsidiary Securities” has the meaning specified in Section 5.07.

“Company Support Agreements” has the meaning specified in the Recitals hereto.

“Company Transaction Expenses” has the meaning specified in Section 4.03(a).

“Company Written Consent” has the meaning specified in the Recitals hereto.

“Confidentiality Agreement” has the meaning specified in Section 12.09.

“Contracts” means any legally binding contracts, agreements, arrangements, subcontracts, leases, purchase orders, bonds, notes, indentures, mortgages, debt instruments, licenses or other instruments or obligations of any kind.

“Copyrights” has the meaning specified in the definition of “Intellectual Property.”

“Counsel” has the meaning specified in Section 12.18.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136), the Families First Coronavirus Response Act (Pub. L. No. 116-127), Consolidated Appropriations Act, 2021 (Pub. L. 116-260), the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster” dated August 8, 2020 and IRS Notice 2020-65.

“D&O Tail” has the meaning specified in Section 8.01(b).

“Data” means all databases and compilations, including any and all data and collections of data whether machine readable or otherwise.

“Dissenting Holder” means a holder of Company Shares who, as of the Effective Time, (a) did not vote in favor of the Merger, (b) has complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Shares to require appraisal of their Company Shares pursuant to the Bermuda Companies Act, and (c) has not effected or delivered an subsequent withdrawal of appraisal in accordance with the Company’s organizational documents and the Bermuda Companies Act.

“Dissenting Shares” means Company Shares held by a Dissenting Holder.

“Domestication” means has the meaning specified in the Recitals hereto.

“Effective Time” has the meaning specified in Section 2.02(a).

“Enforceability Exceptions” has the meaning specified in Section 5.03.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, storage, emission, disposal or release of Hazardous Materials, each as in effect on and as interpreted as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning specified in Section 4.05(a).

“Exchange Ratio” means a fraction, (i) the numerator of which is the Closing Merger Consideration, and (ii) the denominator of which is all of the Company Shares issued and outstanding immediately prior to the Effective Time.

“Extended Termination Date” has the meaning specified in Section 11.01(b).

“Form S-4” means the registration statement on Form S-4 of AAC with respect to the registration of the AAC Class A Ordinary Shares to be issued in connection with the Transactions.

“Forward Purchase Agreement” means the forward purchase agreement, dated as of February 25, 2021, between AAC and Cannae Holdings, Inc.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gaming Approvals” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, determinations of qualification, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority or under any Gaming Laws that are required of the applicable Party.

“Gaming Authorities” means any Governmental Authority with regulatory control or jurisdiction over gambling, betting and/or gaming activities and operations (if any).

“Gaming Laws” means all applicable Laws, statutes, regulations, bye-laws, subordinate legislation and regulatory policies (including any requirement, standard, guidance, announcement or notice of any Gaming Authority) which are relevant to the Company and its Subsidiaries and which, in each case, have a binding legal effect.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, including any Gaming Authority.

“Governmental Filing” has the meaning specified in Section 5.05.

“Governmental Official” means any officer or employee of a Governmental Authority or any department, agency, or instrumentality thereof, including any political subdivision, sovereign wealth fund, or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority or department, agency, or instrumentality thereof, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such Governmental Authority or department, agency, or instrumentality thereof, or for or on behalf of any public international organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar meaning) under applicable Environmental Laws in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person, (c) obligations of such Person for the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business), (d) all obligations as lessee that are required to be capitalized in accordance with GAAP applied based on the Company’s historical practice, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (h) all obligations of the type referred to in clauses (a)—(g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations, in each case other than (i) Indebtedness set forth on Schedule 1.01(c) of the Company Schedules, and (ii) any Transaction Expenses. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two (2) or more wholly owned Subsidiaries of such Person.

“Indemnitee Affiliate” has the meaning specified in Section 8.01(c).

“Intellectual Property” means all worldwide rights, title and interests associated with or arising out of any intellectual property (including with respect to software and technology) whether created, arising, or protected under applicable Law of the United States or anywhere else in the world (or any other similar statutory provision or common law doctrine), including all: (a) patents and patent applications, including all continuations, divisionals and continuations-in-part of any of the foregoing, all patents issuing on, and all reissues, renewals, substitutions, reexaminations and extensions of, any of the foregoing (collectively, “Patents”) (b) all registered and unregistered trademarks, trade names, service marks, trade dress, logos, corporate names, product designations, brand names, corporate names, and other source or business identifiers, and general intangibles of a like nature, together with all goodwill associated with each of the foregoing, and all applications for registration, registrations, extensions and renewals of any of the foregoing, (collectively “Trademarks”), (c) all copyrights, and copyrightable works, whether or not registered or published, all applications for registration, registrations, reversions, extensions and renewals of any of the foregoing, including copyrights in computer software and databases, and all moral rights, however denominated (collectively, “Copyrights”), (d) all Internet domain names, (e) all trade secrets, know-how and other intellectual property rights with respect to confidential or proprietary information, ideas, formulae, processes, procedures, methods, techniques, know-how, creations, inventions (whether patentable or unpatentable, and whether or not reduced to practice), works of authorship (whether or not copyrightable), specifications and drawings, (collectively, “Trade Secrets”), and (f) all rights in Software and technology.

“Intended Tax Treatment” has the meaning specified in Section 9.05(a).

“Investor Rights Agreement” has the meaning specified in the Recitals hereto.

“IT Systems” means all computer systems, servers, networks, databases, network equipment, websites, computer hardware and equipment used to process, store, maintain and operate data, information, functions, and other information technology systems, including any Software and Data embedded or installed thereon, owned, licensed, leased or controlled by the Company or any of its Subsidiaries.

“Latest Balance Sheet” has the meaning specified in Section 5.08(a).

“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation or Governmental Order, in each case, of any Governmental Authority, including Gaming Laws.

“Letter of Transmittal” has the meaning specified in Section 4.05(b).

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind or nature whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated, unliquidated or otherwise, and whether due or to become due, and regardless of when or by whom asserted.

“Licensed Intellectual Property” has the meaning set forth in Section 5.11(a).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Material Adverse Effect” means, with respect to the Company, a material adverse effect on the results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the results of operations or financial condition of the Company and its Subsidiaries, taken as a whole: (a) any change or proposed change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.04 and, to the extent related thereto, the condition in Section 10.02(a)), (d) any change generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of AAC (provided that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.04 and, to the extent related thereto, the condition in Section 10.02(a)), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, riots, protests, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack or any internet or “cyber” attack or hacking upon any Person or country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), and (i) COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company or any of its Subsidiaries’ compliance therewith; provided that in the case of clauses (a), (b), (d), (f), and (g) such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other industry participants.

“Merger” has the meaning specified in the Recitals.

“Merger Application” has the meaning specified in Section 2.02(a).

“Merger Sub” has the meaning specified in the preamble hereto.

“Merger Sub Shareholder Approval” has the meaning specified in the Recitals.

“Multiemployer Plan” means a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code).

“NASDAQ Listing Application” has the meaning specified in Section 8.06.

“Newco” has the meaning specified in Section 9.05(b).

“Non-Founder AAC Warrant” means an AAC Warrant, other than a Founder AAC Warrant.

“NYSE” means the New York Stock Exchange.

“Omnibus Incentive Plan” has the meaning specified in Section 8.09.

“Omnibus Incentive Plan Proposal” has the meaning specified in Section 9.03(a)(i).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by, or exclusively licensed to, the Company or any of its Subsidiaries.

“Party” has the meaning specified in the preamble hereto.

“Patents” has the meaning specified in the definition of “Intellectual Property.”

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” has the meaning specified in Section 5.10.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, in each case, for which appropriate reserves have been established in accordance with GAAP, (d) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (i) are matters of record, (ii) would be disclosed by a physical inspection of such real property, or (iii) do not materially interfere with the present uses of such real property, (e) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, and (f) Liens securing any Indebtedness of the Company and its Subsidiaries (including Indebtedness incurred pursuant to the WR Loan).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law and applicable privacy policies, information that identifies, relates to, describes, or is reasonably capable of being associated with, or could reasonably be linked (directly or indirectly) with a consumer or household, such as but not limited to a name, postal address, online identifier, Internet Protocol address, email address, account name, biometric information or identifiers, social security number, driver’s license number, account or credit card information, or similar identifiers.

“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including but not limited to the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), Gramm-Leach-Bliley Act (GLBA), General Data Protection Regulation 2016/679/EU (GDPR), and any and all applicable Laws relating to breach notification or marketing in connection with Personal Information.

“Privileged Communications” has the meaning specified in Section 12.18.

“Proxy Statement/Prospectus” means the Proxy Statement/Prospectus included in the Form S-4, including (a) the proxy statement of AAC to be used for the Special Meeting to approve the AAC Shareholder Matters (which shall also provide the AAC Shareholders with the opportunity to redeem their shares of AAC Class A Ordinary Shares in conjunction with a shareholder vote on the Business Combination),, and (b) a prospectus with respect to the AAC Ordinary Shares to be offered and issued to the holders of Company Shares, in all cases in accordance with and as required by the AAC Organizational Documents, applicable Law and the rules and regulations of the NYSE.

“Registered Intellectual Property” means all (a) issued Patents and pending Patent applications, (b) registered Trademarks and pending applications for registration of Trademarks, (c) registered Copyrights and pending applications for registration of Copyrights, and (d) internet domain names, in each case, included in the Owned Intellectual Property.

“Registrar” has the meaning specified in the Recitals hereto.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders and consultants of such Person.

“Required AAC Shareholder Approvals” has the meaning specified in Section 9.03(a).

“Requisite Gaming Approvals” means all Gaming Approvals issued (or required to be issued) by any Gaming Authority to AAC, the Company or any of their respective Subsidiaries or any of their respective officers, directors or employees, in each case which are necessary to operate the business of the Company in accordance with applicable Gaming Laws.

“Schedules” means the Company Schedules and AAC Schedules.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” means the date on which the SEC has declared the Form S-4 effective and has confirmed that it has no further comments on the Proxy Statement/Prospectus.

“SEC Reports” has the meaning specified in Section 6.09(a).

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) documentation, including user manuals and other training documentation, related to any of the foregoing.

“Special Meeting” means a meeting of the holders of AAC Ordinary Shares to be held for the purpose of approving the AAC Shareholder Matters.

“Specified AAC Representations” has the meaning specified in Section 10.03(a).

“Specified Company Representations” has the meaning specified in Section 10.02(a)(i).

“Sponsor” means Austerlitz Acquisition Sponsor, LP I.

“Sponsor Agreement” means that certain Amended and Restated Letter Agreement, dated as of the date hereof, by and among the Sponsor, AAC and the Company, as amended, restated, modified or supplemented from time to time.

“Statutory Merger Agreement” means the statutory merger agreement to be entered into between the Company and Merger Sub, substantially in the form of the agreement attached as Exhibit D hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Company” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 11.02.

“Tax” means (a) any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax), ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, imposts, levies, value added (including VAT), estimated, customs duties, and sales or use tax, or other tax or like assessment or charge, in each case, in the nature of a tax, (b) any interest, penalty, surcharge, fine, addition to tax or additional amount imposed with respect to items in clause (a) by a Governmental Authority, and (c) any liability in respect of items described in clauses (a) or (b) by operation of Law or by Contract.

“Tax Return” means any return, report, statement, refund, claim, declaration, surrender, disclaimer, notice, consent, computations, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating AAC Breach” has the meaning specified in Section 11.01(c).

“Terminating Company Breach” has the meaning specified in Section 11.01(b).

“Termination Date” has the meaning specified in Section 11.01(b).

“Trade Secrets” has the meaning specified in the definition of “Intellectual Property.”

“Trademarks” has the meaning specified in the definition of “Intellectual Property.”

“Transaction Agreements” means this Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the Sponsor Agreement, the Cannae Backstop Agreement, the Company Support Agreement, the AAC Bye-Laws and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Expenses” means the aggregate amount of the Company Transaction Expenses and AAC Transaction Expenses.

“Transactions” means the transactions contemplated by this Agreement, including the Merger and the Domestication.

“Treasury Regulations” means the regulations, including proposed and temporary regulations, promulgated under the Code.

“Trust Account” has the meaning specified in Section 6.07(a).

“Trust Agreement” has the meaning specified in Section 6.07(a).

“Trustee” has the meaning specified in Section 6.07(a).

“Unaudited Financial Statements” has the meaning specified in Section 5.08(a).

“Unvested Company Option” means a Company Option that is (a) unexpired, unexercised and outstanding as of immediately prior to the Effective Time and (b) not a Vested Company Option.

“Vested Company Option” means a Company Option that is unexpired, unexercised, vested (taking into account any vesting that occurs as a result of the consummation of the transactions contemplated hereby) and outstanding as of immediately prior to the Effective Time.

“Warrant Agreement” means that certain Warrant Agreement, dated as of March 2, 2021, between AAC and Continental Stock Transfer & Trust Company, a New York corporation.

“WIL Replacement Option” has the meaning specified in Section 3.02(a).

“Willful Breach” has the meaning specified in Section 11.02.

“WR Loan” means, collectively, each promissory note, if any, entered into after the date hereof but prior to the Closing pursuant to which Company Parent has the ability to fund the operations of the Company prior to the Closing in the form of a loan bearing interest at the applicable federal rate (as determined under Section 1274(d) of the Code) and that is to be repaid by the Surviving Company at Closing in accordance with Section 4.02(b).

“WR Loan Amount” means any amounts outstanding (including any accrued but unpaid interest thereon) under the WR Loan immediately prior to the Closing.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company and its Subsidiaries’ business (including, for the avoidance of doubt, actions taken in light of COVID-19).

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) Unless context otherwise requires, all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 10:00 p.m. on the day immediately prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement, or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.

Section 1.03 Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, after reasonable inquiry of direct reports, in the case of the Company, of the persons set forth on Schedule 1.03(a) of the Company Schedules and, in the case of AAC, of the persons set forth on Schedule 1.03(b) of the AAC Schedules.

Section 1.04 Equitable Adjustments. If, between the date of this Agreement and the Closing, the AAC Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach by AAC with respect to its AAC Ordinary Shares or rights to acquire AAC Ordinary Shares, then any number, value (including dollar value) or amount contained herein which is based upon the number of AAC Ordinary Shares will be appropriately adjusted to provide to the holders of AAC Ordinary Shares and the holders of Company Shares, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not (a) be construed to permit the Parties to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement or (b) apply to the Domestication or any other transactions expressly contemplated by this Agreement or any Transaction Agreement to the extent consummated in accordance with the terms contemplated by this Agreement and/or such Transaction Agreement, as applicable.

ARTICLE II

BUSINESS COMBINATION; MERGER

Section 2.01 Cannae Backstop. Prior to and in connection with the Closing, to the extent any AAC Class A Ordinary Shares are properly redeemed in connection with the Special Meeting, Cannae will pay and deliver to AAC an amount equal to the Cannae Backstop Amount in exchange for that number of shares of AAC Class A Ordinary Shares that have been properly redeemed in connection with the Special Meeting in accordance with the terms and conditions of the Cannae Backstop Agreement.

Section 2.02 Domestication. On the Closing Date and prior to the Effective Time, AAC shall cause the Domestication to occur in accordance with Part XII of the Cayman Islands Companies Act (As Revised) and Part XA of the Bermuda Companies Act including by filing with the Registrar a memorandum of continuance together with all other documents contemplated by Section 132C of the Bermuda Companies Act and filing with the Cayman Islands Registrar of Companies all other documents contemplated by Section 206 of the Cayman Islands Companies Act (As Revised) in each case with respect to the Domestication, in form and substance reasonably acceptable to AAC and the Company, and making all filings required to be made with the Registrar and the Cayman Islands Registrar of Companies to effect the Domestication. In connection with (and as part of) the Domestication, AAC shall cause:

(a) each AAC Class B Ordinary Share that is issued and outstanding immediately prior to the Domestication to be converted into an AAC Class A Ordinary Share;

(b) the AAC Bye-Laws to be adopted and the excerpts thereof that are required to be filed with the Registrar pursuant to the Bermuda Companies Act to be delivered to the Registrar and the AAC Bye-laws to become the governing documents of AAC; and

(c) AAC’s name to be changed to “Wynn Interactive Limited,” provided that if such name is not available in Bermuda or AAC is otherwise unable to change its name to “Wynn Interactive Limited” in Bermuda, it shall cause its name to be changed to “Wynn Interactive Holdings Limited” or such other name mutually agreed to by AAC and the Company.

AAC and its Representatives shall give the Company and its Representatives a reasonable opportunity to review any applicable documents, certificates or filings in connection with the Domestication and will implement, in good faith, any comments thereto. AAC shall (as promptly as practicable after the Special Meeting) make all filings necessary to obtain, and obtain, the approval of the Bermuda Monetary Authority with respect to the Domestication.

Section 2.03 The Merger.

(a) On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, AAC, Merger Sub and the Company shall (i) on the Closing Date (and following the Domestication), execute and deliver the Statutory Merger Agreement, (ii) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act, and (iii) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company and AAC and set forth in the Merger Application. The Merger shall become effective on the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger. AAC, Merger Sub and the Company agree that they will request that the Registrar provide in the Certificate of Merger that the effective time of the Merger shall be such time as mutually agreed upon by AAC and the Company and that the effective time of the Merger shall occur on the Closing Date following the Domestication (the “Effective Time”).

(b) Subject to the terms and conditions of this Agreement and the Statutory Merger Agreement, and in accordance with the Bermuda Companies Act, at the Effective Time, (i) Merger Sub shall be merged with and into the Company such that the separate corporate existence of Merger Sub shall thereupon cease in accordance with Section 104H of the Bermuda Companies Act, (ii) the Company shall be the surviving company in the Merger, and (iii) the Merger shall have the effects set forth in this Agreement, the Statutory Merger Agreement and Section 109(2) of the Bermuda Companies Act. As a result of the Merger, the Surviving Company shall become a Subsidiary of AAC.

Section 2.04 Governing Documents; Directors and Officers.

(a) At the Effective Time, the memorandum of association and bye-laws of the Company, as are in effect immediately prior to the Effective Time, shall be the memorandum of association and bye-laws of the Surviving Company, until thereafter changed or amended as provided therein or by Law.

(b) The directors of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Company, in each case, to hold office until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the Bermuda Companies Act and the bye-laws of the Surviving Company. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Section 2.05 Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of AAC and Merger Sub, the applicable directors, officers, members and managers of AAC and Merger Sub (or their designees) are fully authorized in the name of their respective corporations/companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

CONSIDERATION; EFFECTS OF THE MERGER

Section 3.01 Merger Consideration; Effects of the Merger. On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or the holders of any securities of the Company, the following shall occur:

(a) Share Capital of Merger Sub. Each common share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and converted into such number of fully paid and nonassessable common shares, par value $0.0001 per share, of the Surviving Company such that, when taken together with any Company Shares that remain outstanding immediately following the Effective Time pursuant to Section 3.01(b), the number of common shares of the Surviving Company will equal the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time.

(b) Cancellation of Treasury Shares; Treatment of Shares Owned by Company Subsidiaries.

(i) All Company Shares issued and outstanding as of immediately prior to the Effective Time that are owned by the Company as treasury shares shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor nor any repayment of capital be made in respect thereof.

(ii) All Company Shares issued and outstanding immediately prior to the Effective Time that are owned by any direct or indirect wholly-owned Subsidiary of the Company shall remain outstanding as shares of the same class of the Surviving Company and shall be unaffected by the Merger except that the number of shares of the Surviving Company represented thereby shall be adjusted as necessary such that each entity owns the same percentage of the outstanding shares of such class of the Surviving Company immediately following the Effective Time as such entity owned of such class of Company Shares immediately prior to the Effective Time, and no consideration shall be delivered in exchange therefor nor any repayment of capital be made in respect thereof.

(c) Conversion of Company Shares. Each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares to be cancelled or to remain outstanding in accordance with Section 3.01(b) and Dissenting Shares, which shall be treated pursuant to Section 3.05) shall be automatically converted into and shall thereafter represent only the right to receive the applicable portion of the Closing Merger Consideration as set forth on the Payment Allocation Schedule. Subject to Section 3.05 with respect to Dissenting Shares, at and as of the Effective Time, all such Company Shares shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time evidenced ownership of any Company Shares (a “Certificate”) or person entered on the transfer records of the Company as the owner in book-entry of any uncertificated Company Shares that were issued and outstanding immediately prior to the Effective Time (a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the applicable portion of the Closing Merger Consideration as set forth on the Payment Allocation Schedule represented by such Certificate or Book-Entry Share, as applicable, without interest, upon the surrender thereof in accordance with Section 3.01.

Section 3.02 Treatment of Company Options.

(a) Unless otherwise agreed to in writing by the Parties and the holder of a Company Option, at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder thereof, each Company Option (whether a Vested Company Option or Unvested Company Option) that is unexpired, unexercised and outstanding as of immediately prior to the Effective Time shall be substituted with an option, granted under the Omnibus Incentive Plan (a “WIL Replacement Option”), to acquire (i) that number of whole AAC Class A Ordinary Shares (rounded down to the nearest whole share) equal to the product of (A) the aggregate number of Company Shares subject to such Company Option, multiplied by (B) the Exchange Ratio, (ii) at an exercise price per AAC Class A Ordinary Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per Company Share applicable to such Company Option by (B) the Exchange Ratio. Except as otherwise provided in this Section 3.02, each such WIL Replacement Option granted pursuant to this Section 3.02(a) shall continue to have, and shall be subject to, the same terms and conditions that applied to the corresponding Company Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement and subject to such other immaterial administrative or ministerial changes as the Company determines are appropriate.

(b) As soon as practicable after the Effective Time, AAC shall deliver to the holders of WIL Replacement Options appropriate notices setting forth such holders’ rights. The WIL Replacement Options will be settled in AAC Class A Ordinary Shares, and the Company and AAC shall take all corporate action necessary to effectuate the foregoing, including, without limitation, reserving for issuance a sufficient number of AAC Class A Ordinary Shares for delivery with respect to WIL Replacement Options substituted by it in accordance with Section 3.02(a).

Section 3.03 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of an AAC Ordinary Share will be issued by virtue of this Agreement or the transactions contemplated hereby, and each holder of a Company Share who would otherwise be entitled to a fraction of an AAC Ordinary Share (after aggregating all AAC Ordinary Shares to which such holder of a Company Share otherwise would be entitled) shall instead have the number of AAC Ordinary Shares issued to such holder of a Company Share rounded up or down to the nearest whole AAC Ordinary Share (with 0.5 of a share or greater rounded up), as applicable.

Section 3.04 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, AAC, Merger Sub, the Company, the Surviving Company and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided that if AAC or any of its Affiliates, or any party acting on their behalf, determines that any payment hereunder to the Company, Company Parent or any holder of Company Shares is expected to be subject to deduction and/or withholding, then AAC shall (i) provide notice to the Company as soon as reasonably practicable after such determination and the basis therefor, and (ii) cooperate with the Company to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld in accordance with this Section 3.04 and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Section 3.05 Dissenting Shares.

(a) At the Effective Time, all Dissenting Shares shall be canceled and, unless otherwise required by applicable Law, converted into the right to receive the applicable portion of the Closing Merger Consideration and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) is greater than its portion (on a per share basis) of the Closing Merger Consideration, be entitled to receive the difference from the Company by payment made within one (1) month after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(b) In the event that a Dissenting Holder fails to exercise, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”) such Dissenting Holder’s Dissenting Shares shall be canceled and converted as of the Effective Time into the right (subject to Section 3.04) to receive, for each such Dissenting Share, its portion (on a per share basis) of the Closing Merger Consideration.

(c) The Company shall give AAC (i) written notice of (a) any demands for appraisal of Dissenting Shares, Appraisal Withdrawals and any other instruments, notices, petitions or other written communication received by the Company in accordance with this Section 3.05 and (b) to the extent that the Company has actual knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of AAC, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act. Payment of any amount payable to holders of Dissenting Shares shall be the obligation of the Surviving Company.

ARTICLE IV

CLOSING TRANSACTIONS

Section 4.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 9:00 a.m. Eastern Time on the third (3rd) Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article X (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing), or (b) at such other place, time or date as AAC and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 4.02 Payments at the Closing.

(a) At the Closing, AAC shall use a portion of the Available Cash Amount to pay, or cause to be paid, the AAC Transaction Expenses and Company Transaction Expenses in the amounts and in accordance with the wire transfer instructions set forth in the reports to be delivered pursuant to Section 4.03.

(b) At the Closing, AAC shall use a portion of the Available Cash Amount to pay, or cause to be paid, the WR Loan Amount, if any, in the amounts and in accordance with the written wire transfer instructions provided by the Company at least three (3) Business Days prior to the Closing Date.

Section 4.03 Expense Amounts.

(a) No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, the Company shall provide to AAC a written report setting forth a list of the following fees and expenses incurred by or on behalf of the Company (including its direct and indirect equityholders) in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing: (i) the fees and disbursements of outside counsel to the Company (including its direct and indirect equityholders), (ii) the fees and expenses of accountants to the Company, (iii) the fees and expenses of other advisers to the Company, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to the Company and (v) any premiums, fees, disbursements or expenses incurred in connection with any tail, insurance policy for the directors’ and officers’ liability insurance of the Company, in each case, incurred in connection with the Transactions (collectively, the “Company Transaction Expenses”).

(b) No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, AAC shall provide to the Company a written report setting forth a list of the following fees and expenses incurred by or on behalf of AAC in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing: (i) the fees and disbursements of outside counsel to AAC (including its direct and indirect equityholders and Cannae), (ii) the fees and expenses of accountants to AAC, (iii) the fees and expenses of the consultants and other advisors to AAC, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to AAC, (v) any fees, costs or expenses incurred in connection with the Cannae Subscription, (vi) the Deferred Discount (as defined in the Trust Agreement), and (vii) any premiums, fees, disbursements, costs or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of AAC, in each case, incurred in connection with the Transactions (collectively, the “AAC Transaction Expenses”).

Section 4.04 Closing Statements.

(a) At least two (2) Business Days prior to the Closing Date and in any event not earlier than the time that holders of AAC Class A Ordinary Shares may no longer elect redemption in accordance with the AAC Shareholder Redemption, AAC shall prepare and deliver to the Company a statement (the “AAC Closing Statement”) setting forth in good faith: (i) the aggregate amount of cash in the Trust Account (prior to giving effect to any redemption rights that have been exercised in connection with the AAC Shareholder Redemption); (ii) the aggregate amount of all payments required to be made in connection with the AAC Shareholder Redemption; (iii) the Cannae Backstop Amount (if any); (iv) the Available Cash Amount resulting therefrom; and (v) the number of shares of AAC Class A Ordinary Shares to be outstanding as of immediately prior to the Closing after giving effect to any redemptions made in connection with the AAC Shareholder Redemption and the Cannae Backstop Amount (if any), and confirmation that no AAC Preferred Shares are outstanding, in each case, including reasonable supporting detail therefor. The AAC Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the AAC Closing Statement until the Closing, AAC shall (x) provide the Company and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the books and records of AAC and its Subsidiaries and to senior management personnel of AAC and its Subsidiaries, in each case, to the extent reasonably requested by the Company or any of its Representatives in connection with their review of the AAC Closing Statement, (y) cooperate with the Company and its Representatives in connection with their review of the AAC Closing Statement and the components thereof; and (z) consider in good faith any comments to the AAC Closing Statement provided by the Company prior to the Closing Date; provided that, notwithstanding the foregoing, the Closing (in accordance with Section 4.01) shall not in any event be delayed as a result of the review of the AAC Closing Statement. In addition, at least two (2) Business Days prior to the Special Meeting, and in any event not earlier than the time that holders of AAC Class A Ordinary Shares may no longer elect redemption in accordance with the AAC Shareholder Redemption, AAC shall prepare and delivery to the Company a statement setting forth the number of AAC Shareholder Redemptions.

(b) The Company shall deliver to AAC a schedule setting forth the allocation of the Closing Merger Consideration payable at Closing among the holders of Company Shares (the “Payment Allocation Schedule”) not less than two (2) Business Days prior to the Closing. The Payment Allocation Schedule (and any update thereof) will be prepared in accordance with the provisions of the organizational documents of the Company and the terms and conditions of this Agreement. From and after delivery of the Payment Allocation Schedule until the Closing, the Company shall (x) provide AAC and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the books and records of the Company and to senior management personnel of the Company, in each case, to the extent reasonably requested by AAC or any of its Representatives in connection with their review of the Payment Allocation Schedule, (y) cooperate with AAC and its Representatives in connection with their review of the Payment Allocation Schedule and the components thereof; and (z) consider in good faith any comments to the Payment Allocation Schedule provided by AAC prior to the Closing Date; provided that, notwithstanding the foregoing, the Closing (in accordance with Section 4.01) shall in no event be delayed as a result of the review of the Payment Allocation

Schedule. The AAC Parties shall be entitled to rely upon the Payment Allocation Schedule, and in no event will the AAC Parties or any of their Affiliates have any liability to any holder of Company Shares or any other Person with respect to the allocation of the Closing Merger Consideration payable under this Agreement or pursuant to the Transactions provided such payments and/or issuances are made in accordance with the terms hereof and as set forth in the Payment Allocation Schedule; provided, however, that in no event shall the amounts set forth on the Payment Allocation Schedule result in, or require AAC or any other Person to issue or pay hereunder, an amount greater than the aggregate consideration as set forth in Section 3.01.

Section 4.05 Exchange Procedures.

(a) Continental Stock Transfer & Trust Company (the “Exchange Agent”) shall act as paying agent in effecting the exchanges provided for herein. As promptly as practicable after the date hereof, the Company shall enter into a customary paying agent agreement with the Exchange Agent, in a form reasonably acceptable to the Company. At the Effective Time, AAC shall deposit with the Exchange Agent to be held in trust the aggregate amount of equity equal to the Closing Merger Consideration required pursuant to the Payment Allocation Schedule to fund the payments set forth in Section 3.01.

(b) Prior to the Closing, the Company shall mail or otherwise deliver, or AAC shall cause the Exchange Agent to mail or otherwise deliver, to each holder of Company Shares, a letter of transmittal in such customary form as reasonably agreed to between the Company and AAC (the “Letter of Transmittal”), with the terms and conditions of such Letter of Transmittal to not be inconsistent with the terms hereof, including with respect to the non-survival of representations and warranties, together with a request that each holder of Company Shares deliver a duly executed Letter of Transmittal, together with any other customary documents contemplated thereby, to the Exchange Agent no less than three (3) Business Days prior to the Closing Date. Until a duly executed Letter of Transmittal has been delivered as contemplated by this Section 4.05, from and after the Closing, each former holder of Company Shares shall be deemed at all times to represent only the right to receive upon delivery of such Letter of Transmittal the consideration to which such holder of Company Shares is entitled pursuant to Article III. For the avoidance of doubt, delivery of any Letter of Transmittal shall not be a condition to or otherwise delay the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by Company Parent prior to the date hereof (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature, and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.06 (Current Capitalization); Section 5.07 (Capitalization of the Subsidiaries); Section 5.09 (Litigation and Proceedings); and Section 5.17 (Status of the Company), the Company represents and warrants to AAC as follows:

Section 5.01 Organization. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of Bermuda and has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or to have such corporate power and authority would not, individually or in the aggregate, constitute a Material Adverse Effect. The copies of the organizational documents of the Company, as in effect on the date hereof, previously made available by the Company to AAC are (i) true, correct and complete, and (ii) in full force and effect. The Company has the requisite power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. The Company is not in violation of any of the provisions of its organizational documents.

Section 5.02 Subsidiaries. The Subsidiaries of the Company have been duly formed or organized, are validly existing and in good standing (to the extent such concept applies) under the laws of their jurisdiction of formation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted, except where such failure to have such power and authority would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Due Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and (subject to (a) the approvals described in Section 5.05 and (b) the approval of the holders of Company Shares pursuant to the Company Written Consent) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized by the board of directors, managing member or equivalent governing body of the Company, and, other than the approval of the holders of Company Shares pursuant to the Company Written Consent, no other organizational or equivalent proceeding on the part of the Company or any of its members or equityholders is necessary to authorize, approve or adopt this Agreement or such Transaction Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

Section 5.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.05, the execution, delivery and performance of this Agreement and each Transaction Agreement to which the Company is party by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of, or result in the breach of or default under, the certificate of formation, the organizational documents of the Company (including any shareholders’ or investor rights agreement to which the Company is a party), (b) violate any provision of, or result in the breach of or default by the Company or any of its Subsidiaries under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any material Contract, (d) result in the creation of any Lien upon any of the properties, rights or assets of the Company or any of its Subsidiaries, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien, or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, and (ii) in the case of clauses (c), (d), (e), and (f) above, for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 5.05 Governmental Authorities; Consents. No action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority (collectively, “Governmental Filings”) is required on the part of the Company or any of its Subsidiaries with respect to the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, (b) the Requisite Gaming Approvals, (c) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (d) as otherwise disclosed on Schedule 5.05 of the Company Schedules.

Section 5.06 Current Capitalization. Schedule 5.06 of the Company Schedules sets forth, as of the date hereof, a list of all of the issued and outstanding Company Shares and any other equity, ownership, profit, voting or similar interests in, or securities of, the Company, together with all interests or securities convertible into or exchangeable or exercisable for any of the foregoing and all rights, commitments or arrangements to subscribe for or acquire (or obligations or commitments of the Company to issue, sell or otherwise transfer) any such interests or securities (collectively, “Company Securities”), including, in each case, (a) the record owners thereof, (b) the number and class of Company Securities or other interest or security held by each such record owner, and (c) the vesting schedule thereof (if applicable). The outstanding Company Securities have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

Section 5.07 Capitalization of Subsidiaries. The outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding ownership interests in each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens (other than the restrictions under applicable Securities Laws) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. There are no outstanding (a) securities of the Company or any of its Subsidiaries convertible into or exchangeable for ownership interests in any Subsidiary of the Company, (b) obligations, options, warrants or other rights, commitments or arrangements to acquire from the Company or any of its Subsidiaries, or other obligations or commitments of the Company or any of its Subsidiaries to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any Subsidiary of the Company, or (c) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any Subsidiary of the Company (the items in clauses (a) through (c), in addition to all ownership interests of the Company’s Subsidiaries, being referred to collectively as the “Company Subsidiary Securities”). There are no (i) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (ii) obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any the Company Subsidiary Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for the Company Subsidiary Securities, neither the Company nor any of its Subsidiaries owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No shares of capital stock are held in treasury by any Subsidiary of the Company.

Section 5.08 Financial Statements.

(a) Attached as Schedule 5.08 of the Company Schedules are copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2020 (the “Latest Balance Sheet”) and December 31, 2019, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flows for the years then ended, together with the related notes thereon (the “Unaudited Financial Statements”).

(b) The Unaudited Financial Statements, together with related notes, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved, except as disclosed therein, and present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of the Company and its Subsidiaries, as applicable, as of the dates and for the periods indicated in such Unaudited Financial Statements.

Section 5.09 Litigation and Proceedings. As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened in writing Actions against the Company or any of its Subsidiaries or any of their properties, rights or assets that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a Material Adverse Effect. There is no Governmental Order imposed upon or, to the knowledge of the Company, threatened in writing Actions against the Company or any of its Subsidiaries or any of their properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. There is no unsatisfied judgment or any open injunction binding upon the Company or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 5.10 Compliance with Laws.

(a) Except where the failure to be, or to have been, in compliance with such Laws has not been, and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance with all applicable Laws and Governmental Orders (including ERISA and the Code). The Company and its Subsidiaries (and each of their respective officers, directors, partners, managers, members, principals or Affiliates that may reasonably be considered in the process of determining the suitability of the Company and its Subsidiaries for a Gaming Approval by a Gaming Authority, or any holder of Company Shares who is required to be licensed or found suitable under applicable Gaming Laws) hold all licenses, approvals, consents, registrations, franchises and permits (the “Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since December 31, 2017, neither the Company nor any of its Subsidiaries has received any written notice of any violations of applicable Laws, Governmental Orders or Permits and to the knowledge of the Company, no assertion or

Action of any violation of any Law, Governmental Order or Permit by the Company or any of its Subsidiaries is currently threatened against the Company or any of its Subsidiaries, in each case, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened and no such investigation have been conducted by any Governmental Authority since December 31, 2017, in each case, other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) The Company and its Subsidiaries and, to the knowledge of the Company, any Person acting for or on behalf of the Company or its Subsidiaries currently comply in all material respects with and have since December 31, 2017, complied in all material respects with, all applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

(c) None of the Company, its Subsidiaries, nor, to the knowledge of the Company, any of their respective officers, directors, managers, members, or employees, consultants or agents, (i) is a Person with whom transactions are prohibited or limited under any Laws relating to economic sanctions, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury, (ii) since December 31, 2017, has knowingly engaged in any dealings or transactions with any person that, at the time of the dealing or transaction, is or was the subject or the target of broad territorial sanctions, including the Crimea region of Ukraine, Cuba, Iran, North Korea, or Syria, or (iii) has materially violated any Laws relating to economic sanctions since December 31, 2017.

(d) For purposes of this Section 5.10, to the extent the Company or any Subsidiary was formed after December 31, 2017, references to “December 31, 2017,” solely as it relates to such Person, shall be deemed to refer to the date such Person was formed.

Section 5.11 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a) The Company or one of its Subsidiaries (i) solely and exclusively owns all material Owned Intellectual Property, free and clear of all Liens (except Permitted Liens), and (ii) has a right to use, pursuant to a valid written agreement or permission, all other material Intellectual Property used, practiced, or held for use or practice by the Company or any of its Subsidiaries in the operation of the business of the Company and its Subsidiaries as presently conducted (the “Licensed Intellectual Property”). The Owned Intellectual Property and the Licensed Intellectual Property (when used within the scope of the applicable license) constitute all of the Intellectual Property reasonably necessary and sufficient to enable the Company and its Subsidiaries to conduct the business as currently conducted).

(b) The conduct and operation of the business of the Company and its Subsidiaries are not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person in any material respect. To the knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any material Owned Intellectual Property.

Section 5.12 Data Privacy. The Company and its Subsidiaries and, to the knowledge of the Company, any Person acting for or on behalf of the Company or its Subsidiaries currently comply in all material respects with (i) all applicable Privacy Laws, (ii) all of the Company and its Subsidiaries’ policies and notices regarding Personal Information, and (iii) all of the Company and its Subsidiaries’ contractual obligations with respect to Personal Information. The Company and its Subsidiaries have implemented and maintained any legally required policies, procedures and systems for receiving and responding to requests from individuals concerning their Personal Information, and have implemented and maintained reasonable and appropriate technical and organizational safeguards, consistent in all material respects with applicable Privacy Laws, to protect Personal Information in their possession or control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. The Company and its Subsidiaries have taken any reasonable steps, including where necessary through contractual obligations, to ensure that any third party with access to Personal Information collected by or on behalf of the Company or any of its Subsidiaries has implemented and maintained the same. To the knowledge of the Company, any third party who has provided Personal Information to the Company or any of its Subsidiaries has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent so required. To the knowledge of the Company, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of the Company or any of its Subsidiaries or collected, used or processed by or on behalf of the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not provided or been legally required to provide any notices to any Person in connection with a disclosure of Personal Information (except for individual complaints or requests under Privacy Laws in the ordinary course of business and/or as has been resolved without material liability to the Company). The Company and its Subsidiaries have not received any written notice of any claims, investigations or inquiries related to the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information (except as has been resolved without material liability to the Company).

Section 5.13 Absence of Changes.

(a) During the period beginning on December 31, 2020 and ending on the date of this Agreement, no Material Adverse Effect has occurred.

(b) Since December 31, 2020, except (i) for any COVID-19 Measures and (ii) in connection with the transactions contemplated by this Agreement and any other Transaction Agreement, through and including the date of this Agreement, the Company and its Subsidiaries have carried on their respective businesses and operated their properties in all material respects in the ordinary course of business.

Section 5.14 Brokers’ Fees. Except for the persons set forth on Schedule 5.14 of the Company Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, any of its Subsidiaries or any of their Affiliates.

Section 5.15 No Undisclosed Liabilities. Except (a) as disclosed in the Unaudited Financial Statements (including the notes thereto), (b) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet, (c) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Agreements, the performance of its covenants or agreements in this Agreement or any Transaction Agreements or the consummation of the transactions contemplated hereby or thereby and (d) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 5.16 Section 280G and 409A of the Code.

(a) Neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger will (whether alone or in connection with any subsequent event(s)) result in the payment of any amount (whether in cash or property or the vesting of property) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or result in the imposition on any person of an excise tax under Section 4999 of the Code.

(b) The Company does not have any obligation to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual under Sections 409A or 4999 of the Code.

Section 5.17 Status of the Company. The Company is, and has been at all times since its formation, properly treated as a corporation for U.S. federal income Tax purposes, and no election has ever been made or is pending to change such treatment.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE AAC PARTIES

Except as set forth in the AAC Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the SEC Reports filed or furnished by AAC prior to the date hereof (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature, and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 6.04 (Litigation and Proceedings); Section 6.07 (Financial Ability; Trust Account); Section 6.12 (Status of AAC Parties); and Section 6.11 (Capitalization)), AAC and, solely for the purposes of Section 6.02(a), Section 6.03 and Section 6.05, each AAC Party represents and warrants to the Company, as follows:

Section 6.01 Corporate Organization. AAC is duly incorporated and is validly existing exempted company in good standing under the Laws of the Cayman Islands and has the power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the constitutional documents of AAC previously delivered by AAC to the Company are true, correct and complete and are in effect as of the date of this Agreement. AAC is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its organizational documents. AAC is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of AAC to enter into this Agreement or consummate the transactions contemplated hereby.

Section 6.02 Due Authorization.

(a) Each AAC Party has the requisite corporate or other organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and, upon receipt of approval of the AAC Shareholder Matters by the AAC Shareholders, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such

Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of the applicable AAC Party and AAC and the Company have, by their respective execution and delivery hereof, delivered the Merger Sub Shareholder Approval, respectively, and except for approval of the AAC Shareholder Matters by the AAC Shareholders, no other corporate or equivalent proceeding on the part of any AAC Party is necessary to authorize this Agreement or such Transaction Agreements or AAC’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by each AAC Party that is party thereto and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute a legal, valid and binding obligation of each AAC Party, enforceable against such AAC Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of AAC’s share capital necessary in connection with the entry into this Agreement by AAC, the consummation of the transactions contemplated hereby, including the Closing and the approval of the AAC Shareholder Matters, are as set forth on Schedule 6.02(b) of the AAC Schedules. Each AAC Shareholder is entitled to vote at the Special Meeting and is entitled to one (1) vote per share. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation applicable to AAC is applicable to any of the Transactions.

(c) At a meeting duly called and held, the board of directors of AAC has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of AAC Shareholders; (ii) determined that the fair market value of the Company and its Subsidiaries, taken as a whole, is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) made the AAC Board Recommendation.

Section 6.03 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.05, the execution, delivery and performance of this Agreement and each Transaction Agreement to which any AAC Party is a party by such AAC Party and, upon receipt of approval of the AAC Shareholder Matters by the AAC Shareholders, the consummation of the transactions contemplated hereby or by any Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of the AAC Organizational Documents or any organizational documents of any other AAC Party, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to AAC, such AAC Party or any Subsidiaries of such AAC Party or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which such AAC Party or any Subsidiaries of such AAC Party is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of such AAC Party or any Subsidiaries of such AAC Party, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such AAC Party to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which such AAC Party is a party, as applicable.

Section 6.04 Litigation and Proceedings. There are no pending or, to the knowledge of AAC, threatened, Actions and, to the knowledge of AAC, there are no pending or threatened investigations, in each case, against AAC or any other AAC Party, or otherwise affecting AAC or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the AAC Parties to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which such AAC Party is a party. There is no unsatisfied judgment or any open injunction binding upon AAC or any other AAC Party which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such AAC Party to enter into and perform its obligations under this Agreement or any Transaction Agreement to which such AAC Party is a party, as applicable.

Section 6.05 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no Governmental Filing is required on the part of any AAC Party with respect to the execution or delivery of this Agreement by such AAC Party or any Transaction Agreement to which such AAC Party is a party, as applicable, or the consummation of the transactions contemplated hereby or thereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws, (b) Securities Laws, (c) the Requisite Gaming Approvals, (d) the applicable requirements relating to the Domestication or (e) the applicable requirements of the NYSE or NASDAQ (as applicable).

Section 6.06 Compliance with Laws.

(a) Except where the failure to be, or to have been, in compliance with such Laws has not, and would not be material to AAC, individually or in the aggregate, or would reasonably be expected to prevent or materially delay or materially impair the ability of AAC to consummate the Transactions, each of AAC is, and since its formation has been, in compliance with all applicable Laws and Governmental Orders (including ERISA and the Code). AAC holds, and since its formation has held, all Permits necessary for the lawful conduct of its respective business, except where the failure to so hold has not been, and would not reasonably be expected to be, individually on in the aggregate, material to AAC. Since its formation, (i) AAC has not received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), and (ii) to the knowledge of AAC, no assertion or Action of any violation of any Law, Governmental Order or Permit by AAC is currently threatened against AAC, in each case of (i) and (ii), except as would not be material to AAC, individually or in the aggregate. As of the date hereof, no investigation or review by any Governmental Authority with respect to AAC is pending or, to the knowledge of AAC, threatened and no such investigations have been conducted by any Governmental Authority since its formation, in each case, other than those the outcome of which would not reasonably be expected to be material to AAC, individually or in the aggregate.

(b) Since its formation, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, have a material adverse effect on the ability of AAC to enter into and perform its obligations under this Agreement or any Transaction Agreement to which AAC is a party, as applicable, (i) there has been no action taken by AAC, or, to the knowledge of AAC, any officer, director, manager, employee, agent or representative of AAC, acting on behalf of AAC, in violation of any applicable Anti-Corruption Law, (ii) AAC has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) AAC has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law, and (iv) AAC has not received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law.

Section 6.07 Financial Ability; Trust Account.

(a) As of the date of this Agreement, AAC has $690,000,000 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated March 2, 2021, by and between AAC and the Trustee on file with the SEC Reports of AAC as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, AAC Organizational Documents and AAC’s final prospectus dated March 1, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. AAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. Since March 2, 2021, AAC has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Closing, the obligations of AAC to dissolve or liquidate pursuant to the AAC Organizational Documents shall terminate, and, as of the Closing, AAC shall have no obligation whatsoever pursuant to the AAC Organizational Documents to dissolve and liquidate the assets of AAC by reason of the consummation of the transactions contemplated hereby. To AAC’s knowledge, as of the date hereof, following the Closing, no shareholder of AAC shall be entitled to receive any amount from the Trust Account except to the extent such shareholder shall have elected to have its AAC Class A Ordinary Shares redeemed pursuant to the AAC Shareholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of AAC and, to the knowledge of AAC, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of AAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate, or (ii) entitle any Person (other than shareholders of AAC who shall have elected to redeem their AAC Class A Ordinary Shares pursuant to the AAC Shareholder Redemption or the underwriters of AAC’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, AAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to AAC on the Closing Date.

(c) As of the date hereof, AAC does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 6.08 Brokers’ Fees. Except for the Persons set forth on Schedule 6.08 of the AAC Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by AAC or any of its Affiliates, including the Sponsor or Cannae. Schedule 6.08 of the AAC Schedules sets forth AAC’s good faith estimate of the fees payable to each such Person listed thereon in connection with the consummation of the transactions contemplated hereby.

Section 6.09 SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a) AAC has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since March 2, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of AAC as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. As of the date of this Agreement, AAC does not have any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b) AAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to AAC is made known to AAC’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To AAC’s knowledge, such disclosure controls and procedures are effective in timely alerting AAC’s principal executive officer and principal financial officer to material information required to be included in AAC’s periodic reports required under the Exchange Act.

(c) AAC has established and maintained a system of internal controls. To AAC’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of AAC’s financial reporting and the preparation of AAC’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by AAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of AAC. AAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither AAC (including any employee thereof) nor AAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by AAC, (ii) any fraud, whether or not material, that involves AAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by AAC, or (iii) any claim or allegation regarding any of the foregoing.

(f) To the knowledge of AAC, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the knowledge of AAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 6.10 Business Activities.

(a) Since its incorporation, AAC has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the AAC Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon AAC or to which AAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of AAC or any acquisition of property by AAC or the conduct of business by AAC as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of AAC to enter into and perform its obligations under this Agreement.

(b) AAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity, except the AAC Parties and for the transactions contemplated by this Agreement. Except for this Agreement and the Transactions, neither AAC nor any of its Subsidiaries has any interests, rights, obligations or Liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) There is no liability, debt or obligation against AAC or its Subsidiaries, except for Liabilities and obligations (i) reflected or reserved for on AAC’s consolidated balance sheet as of December 31, 2020 or disclosed in the notes thereto (other than any such Liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to AAC and its Subsidiaries, taken as a whole), (ii) that have arisen since December 31, 2020 in the ordinary course of the operation of business of AAC and its Subsidiaries (other than any such Liabilities as are not and would not be, in the aggregate, material to AAC and its Subsidiaries, taken as a whole), (iii) disclosed in the AAC Schedules, or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.

(d) Except for this Agreement and the agreements expressly contemplated hereby or as set forth on Schedule 6.10(d) of the AAC Schedules, AAC is, and at no time has been, party to any Contract with any other Person that would require payments by AAC in excess of $10,000 monthly, $500,000 in the aggregate with respect to any individual Contract or more than $1,000,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 8.02) and Contracts set forth on Schedule 6.10(d) of the AAC Schedules).

Section 6.11 Capitalization.

(a) The authorized share capital of AAC consists of 961,000,000 shares, including (i) 800,000,000 AAC Class A Ordinary Shares, (ii) 80,000,000 AAC Class B Ordinary Shares, (iii) 80,000,000 AAC Class C Ordinary Shares, and (iv) 1,000,000 preference shares, par value $0.0001 per share (“AAC Preferred Shares”), of which (A) 69,000,000 AAC Class A Ordinary Shares are issued and outstanding as of the date of this Agreement, (B) 14,785,714 AAC Class B Ordinary Shares are issued and outstanding as of the date of this Agreement, (C) 14,785,714 AAC Class C Ordinary Shares are issued and outstanding as of the date of this Agreement, and (D) no AAC Preferred Shares are issued and outstanding as of the date of this Agreement. AAC has issued (x) 10,533,333 Founder AAC Warrants that entitle the Sponsor to purchase AAC Class A Ordinary Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement, and (y) 17,250,000 Non-Founder AAC Warrants (not including any Non-Founder AAC Warrants that may be purchased pursuant to the Forward Purchase Agreements) that entitle the holder to purchase AAC Class A Ordinary Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement, and (z) under the Forward Purchase Agreement, Cannae is entitled to purchase 1,250,000 warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding AAC Ordinary Shares and AAC Warrants (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract, and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain AAC Ordinary Shares held by the Sponsor. Except for this Agreement and the transactions contemplated hereby, the Forward Purchase Agreement, the AAC Warrants and the Cannae Backstop Agreement, as of the date hereof, there are (i) no subscriptions, calls, options, restricted stock units, warrants, rights or other securities convertible into or exchangeable or exercisable for AAC Ordinary Shares or the equity interests of AAC, or any other Contracts to which AAC is a party or by which AAC is bound obligating AAC to issue or sell any shares of capital stock of, other equity interests in or debt securities of, AAC, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in AAC. Except as disclosed in the SEC Reports, the AAC Organizational Documents or in the Sponsor Agreement, there are no outstanding contractual obligations of AAC to repurchase, redeem or otherwise acquire any securities or equity interests of AAC. There are no outstanding bonds, debentures, notes or other Indebtedness of AAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which AAC Shareholders may vote. Except as disclosed in the SEC Reports, AAC is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to AAC Ordinary Shares or any other equity interests of AAC. AAC does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

(b) No Person and no syndicate or “group” (as defined in the Exchange Act and the rules thereunder) of a Person owns directly or indirectly beneficial ownership (as defined in the Exchange Act and the rules thereunder) of securities of AAC representing 35% or more of the combined voting power of the issued and outstanding securities of AAC.

Section 6.12 Status of AAC Parties. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business and has no assets, Liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Agreement to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable. Each of AAC and Merger Sub is, and has been at all times since its formation, properly treated as a corporation for U.S. federal income Tax purposes, and no election has ever been made or is pending to change such treatment. All outstanding shares of capital stock of Merger Sub have been validly issued and are fully paid and nonassessable and are owned by AAC free and clear of any Lien.

Section 6.13 NYSE Stock Market Listing. The issued and outstanding units of AAC, each such unit comprised of one (1) AAC Class A Ordinary Share and one-fourth of one AAC Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “AUS.U”. The issued and outstanding AAC Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “AUS”. The issued and outstanding Non-Founder AAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “AUS WS”. AAC is in compliance with the rules of the NYSE and there is no Action pending or, to the knowledge of AAC, threatened against AAC by the NYSE or the SEC with respect to any intention by such entity to deregister the AAC Class A Ordinary Shares or Non-Founder AAC Warrants or terminate the listing of AAC Class A Ordinary Shares or Non-Founder AAC Warrants on the NYSE. None of AAC or its Affiliates has taken any action in an attempt to terminate the registration of the AAC Class A Ordinary Shares or Non-Founder AAC Warrants under the Exchange Act except as contemplated by this Agreement. AAC has not received any notice from the NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the AAC Class A Ordinary Shares from the NYSE or the SEC.

Section 6.14 Cannae Backstop

(a) AAC has delivered to the Company a true, correct and complete copy of the Cannae Backstop Agreement. To the knowledge of AAC, with respect to Cannae, the Cannae Backstop Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any respect, and no withdrawal, termination, amendment or modification is contemplated by AAC. The Cannae Backstop Agreement is a legal, valid and binding obligation of AAC and, to the knowledge of AAC, Cannae, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Cannae Backstop Agreement violates any Laws. The Cannae Backstop Agreement provides that the Company is a third party beneficiary of certain provisions thereto. There are no other agreements, side letters, or arrangements between AAC and Cannae relating to the Cannae Backstop Agreement that could affect the obligations of Cannae under the Cannae Backstop Agreement, and, as of the date hereof, AAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Cannae Backstop Agreement not being satisfied, or the Cannae Backstop Amount not being available to AAC, on the Closing Date, if applicable. No event has occurred that, with or without notice, lapse of time or both, may reasonably be expected to constitute a default or breach on the part of AAC under any material term or condition of the Cannae Backstop Agreement and, as of the date hereof, AAC has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in the Cannae Backstop Agreement. The Cannae Backstop Agreement contains all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of Cannae to contribute to AAC the Cannae Backstop Amount.

(b) No fees, consideration or other discounts are payable or have been agreed by AAC or any of its Subsidiaries (including, from and after the Closing, the Company and its respective Subsidiaries) to Cannae in respect of the Cannae Backstop Amount, except as set forth in the Cannae Backstop Agreement.

Section 6.15 Sponsor Agreement. AAC has delivered to the Company a true, correct and complete copy of the Sponsor Agreement. The Sponsor Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any respect, and no withdrawal, termination, amendment or modification is contemplated by AAC. The Sponsor Agreement is a legal, valid and binding obligation of AAC and, to the knowledge of AAC, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Agreement violates any provision of, or results in the breach of or default under, or requires filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of AAC under any material term or condition of the Sponsor Agreement.

Section 6.16 Investment Company Act. AAC is not an “investment company” within the meaning of the Investment Company Act of 1940.

Section 6.17 Section 280G and 409A of the Code.

(a) Neither the execution and delivery of this Agreement by AAC nor the consummation of the Merger or the Domestication will (whether alone or in connection with any subsequent event(s)) result in the payment of any amount (whether in cash or property or the vesting of property) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or result in the imposition on any person of an excise tax under Section 4999 of the Code.

(b) AAC does not have any obligation to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual under Sections 409A or 4999 of the Code.

ARTICLE VII

COVENANTS OF THE COMPANY AND ITS SUBSIDIARIES

Section 7.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and the Company shall cause its Subsidiaries to, except as contemplated or permitted by this Agreement or the other Transaction Agreements, set forth on Schedule 7.01 of the Company Schedules or consented to by AAC (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to operate its business in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19; provided that any action taken, or omitted to be taken that relates to, or arises out of, COVID-19 shall be deemed to be in the ordinary course of business). Notwithstanding anything to the contrary contained herein, nothing herein shall prevent the Company or any of its Subsidiaries from taking or failing to take any action in response to COVID-19 or any COVID-19 Measures, including the establishment of any policy, procedure or protocol, and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business, and (z) no such actions or failure to take such actions shall serve as a basis for AAC to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied; provided that to the extent practicable, prior to taking any such material actions the

Company shall use good faith efforts to provide written notice to AAC and consult with AAC on such actions or, if not practicable, shall provide written notice reasonably promptly thereafter. Without limiting the generality of the foregoing, except as contemplated or permitted by this Agreement or the other Transaction Agreements, as set forth on Schedule 7.01 of the Company Schedules, as consented to by AAC (which consent shall not be unreasonably conditioned, withheld, delayed or denied), or as required by Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:

(a) change or amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents, except as otherwise required by Law;

(b) (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of, or membership or ownership interests in, the Company or any of its Subsidiaries, or (ii) issue or grant any options, warrants, restricted stock units, performance stock units or other rights to purchase or obtain any shares of capital stock or any other equity, equity-based or voting securities of or ownership interests in the Company or any of its Subsidiaries, or convertible into or exercisable or exchangeable for such securities or interests, except, in the case of both (i) and (ii), in the ordinary course of business or in connection with the hiring of new employees (as permitted under the terms of this Section 7.01), in each case to the extent permitted under the terms of any Company Benefit Plan in existence as of the date of this Agreement;

(c) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity or ownership interests) of the Company or any of its Subsidiaries or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable or exercisable for any shares of capital stock (or other equity or ownership interests) of the Company or any of its Subsidiaries, except, in each case, to the extent permitted under the terms of any Company Benefit Plan in existence as of the date of this Agreement;

(d) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect (including by merger) any change in respect of any shares of capital stock or other equity or ownership interests in or securities of the Company (including any such event that involves the creation of any new classes or series of equity or ownership interests);

(e) make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, Liabilities or results of operations of the Company and its Subsidiaries, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(f) make, revoke or change any material Tax election, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(g) change its residence for any Tax purposes;

(h) directly or indirectly, incur, or modify in any material respect the terms of, or cancel or forgive any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness, in each case, other than Indebtedness for borrowed money under the WR Loan; or

(i) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.01.

Section 7.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or its Subsidiaries or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law, or (z) in the opinion of legal counsel of the Company, as applicable, would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and the Company shall cause its Subsidiaries to, afford to AAC and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and its Subsidiaries, as applicable, in each case, as AAC and its Representatives may reasonably request solely for purposes of consummating the Transactions, provided, however, AAC shall not be permitted to perform any environmental sampling at any leased real property, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 7.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by AAC and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 7.03 No Claim Against the Trust Account. The Company acknowledges that it has read AAC’s final prospectus, dated March 1, 2020 and other SEC Reports, the AAC Organizational Documents, and the Trust Agreement and understands that AAC has established the Trust Account described therein for the benefit of AAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledge that, if the transactions contemplated by this Agreement, or, in the event of termination of this Agreement, another Business Combination, are not consummated by March 2, 2023 or such later date as approved by the shareholders of AAC to complete a Business Combination, AAC will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by AAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided that nothing herein shall serve to limit or prohibit the Company’s or the equityholders’ of the Company’s right to pursue a claim against AAC or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 12.13 for specific performance or other injunctive relief. This Section 7.03 shall survive the termination of this Agreement for any reason.

Section 7.04 Proxy Solicitation; Other Actions.

(a) The Company agrees to, as promptly as practicable, provide the following in connection with the AAC’s initial filing of the Form S-4 and Proxy Statement/Prospectus with the SEC: (i) audited financial statements, including consolidated statements of income, members’ equity and cash flows of the Company and its Subsidiaries for the years ended December 31, 2020 and 2019 and consolidated balance sheets as of December 31, 2020 and 2019, in each case, prepared in accordance with GAAP and Regulation S-X and audited in accordance with the auditing standards of the PCAOB, prepared in accordance with GAAP and Regulation S-X; and (ii) unaudited financial statements, including a consolidated statement of income, members’ equity and cash flows of the Company and its Subsidiaries for the fiscal quarters ended March 31, 2021 and 2020 and a consolidated balance sheets as of March 31, 2021 and 2020, in each case, prepared in accordance with GAAP and Regulation S-X. The Company shall be available to, and the Company and its Subsidiaries shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, AAC and its counsel in connection with (A) the drafting of the Form S-4 and Proxy Statement/Prospectus, and (B) responding in a timely manner to comments on the Form S-4 and Proxy Statement/Prospectus from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with AAC in connection with the preparation for inclusion in the Form S-4 and Proxy Statement/Prospectus of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(b) From and after the date on which the Proxy Statement/Prospectus is mailed to AAC Shareholders, the Company will give AAC prompt written notice of any action taken or not taken by the Company or its Subsidiaries, or of any development regarding the Company or its Subsidiaries, in any such case which is known by the Company, that would cause the Proxy Statement/Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that if any such action shall be taken or fail to be taken or such development shall otherwise occur, AAC and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement/Prospectus, such that the Proxy Statement/Prospectus no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by AAC pursuant to this Section 7.04 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Company Schedules.

Section 7.05 Equityholder Notices; Information Statement. At least 24 hours prior to the Company’s solicitation of the Company Written Consent, the Company shall prepare and deliver to all holders of Company Shares a written notice in accordance with the Company’s Bye-law 34.2 notifying of the intended taking of such action (together with a reasonably detailed description of the actions taken thereby and any information required to be provided under applicable Law or such entity’s governing documents), which notice(s) shall be in form and substance reasonably acceptable to AAC.

ARTICLE VIII

COVENANTS OF AAC

Section 8.01 Indemnification and Insurance.

(a) From and after the Effective Time, AAC agrees that (to the maximum extent permitted by applicable Law) it shall indemnify and hold harmless each present and former director, manager and officer of the Company and each of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or Liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after such Effective Time, to the fullest extent that the Company, or its Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, following the Closing, AAC shall and shall cause the Surviving Company and each of its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the Closing provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six (6) years from the Closing, AAC shall, or shall cause one (1) or more of its Subsidiaries to, purchase or maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or any of its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to AAC or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall AAC or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by AAC and its Subsidiaries for such insurance policy for the first full year such insurance policy is in effect following the Closing; provided, however, that the Company may, in the alternative, cause coverage to be extended under any such current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing (the “D&O Tail”), except that in no event shall AAC or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company and its Subsidiaries for the first full year such insurance policy is in effect following the Closing.

(c) AAC and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 8.01 may have certain rights to indemnification, advancement of expenses and/or insurance provided by current equityholders, members, or other Affiliates of such equityholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of AAC, the Company and their respective Subsidiaries hereunder. The Parties hereby agree, following the Closing, (i) that AAC, the Company and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this Section 8.01 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by the indemnified Persons under this Section 8.01 are secondary), (ii) that AAC, the Company and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 8.01 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by the AAC’s or the Company’s and their respective Subsidiaries’ governing documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 8.01 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably, waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.01 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on AAC, the Surviving Company, and all successors and assigns of AAC and the Surviving Company. In the event that AAC and the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the AAC or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 8.01.

Section 8.02 Conduct of AAC During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 8.02 of the AAC Schedules or as contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), no AAC Party shall, and shall not permit any of its respective Subsidiaries to:

(i) change, modify or amend the Trust Agreement or the AAC Organizational Documents;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, AAC; (B) split, combine or reclassify any capital stock of, or other equity interests in, AAC; or (C) other than in connection with AAC Shareholder Redemption or as otherwise required by AAC’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, AAC;

(iii) make, change or revoke any material Tax election, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or change its residence for any Tax purposes;

(iv) acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or Person or division thereof or otherwise acquire any assets;

(v) adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

(vi) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(vii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, AAC (including any AAC Preferred Shares) or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the issuance of AAC Ordinary Shares in connection with the Cannae Backstop Agreement as contemplated herein, or (B) amend, modify or waive any of the terms or rights set forth in, any AAC Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(viii) take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment; or

(ix) authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.

(b) During the Interim Period, AAC shall, and shall cause its Subsidiaries to, comply with and continue performing under, as applicable, the AAC Organizational Documents, the Trust Agreement and all other agreements or Contracts to which AAC or its Subsidiaries may be a party.

Section 8.03 Cannae Backstop. Unless otherwise approved in advance in writing by the Company, AAC shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of or provide consent to (including consent to termination) any provision or remedy under, or any replacements of, the Cannae Backstop Agreement. AAC shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Cannae Backstop Agreement on the terms and conditions described therein, including maintaining in effect the Cannae Backstop Agreement and to: (a) satisfy in all material respects on a timely basis all conditions and covenants applicable in the Cannae Backstop Agreement and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Cannae Backstop Agreement (other than conditions that AAC or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, as applicable, consummate transactions contemplated by the Cannae Backstop Agreement at or prior to Closing; and (c) without limiting the Company’s enforcement thereunder or pursuant Section 12.13, enforce its rights under the Cannae Backstop Agreement in the event that all conditions in the Cannae Backstop Agreement (other than conditions that AAC or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause Cannae to pay to (or as directed by) AAC the Cannae Backstop Amount. Without limiting the generality of the foregoing, AAC shall give the Company, prompt (and, in any event within one (1) Business Day) written notice: (i) prior to any amendment to the Cannae Backstop Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Cannae Backstop Agreement (or any Cannae Subscriptions thereunder) known to AAC; (iii) of the receipt of any written notice or other written communication from any party with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation of the Cannae Backstop Agreement or any provisions of such agreement; and (iv) if AAC does not expect to receive all or any portion of the Cannae Backstop Amount on the terms, in the manner or from the persons contemplated by such agreement. AAC shall deliver all notices it is required to deliver under the Cannae Backstop Agreement on a timely basis in order to cause Cannae to consummate the transactions contemplated thereunder concurrently with the Closing.

Section 8.04 Sponsor Agreement Matters. AAC shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacement of, the Sponsor Agreement. AAC shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to AAC in the Sponsor Agreement and otherwise comply with its obligations thereunder and, without limiting the Company’s rights thereunder or pursuant to Section 12.13, to enforce its rights under each such agreement. Without limiting the generality of the foregoing, AAC shall give the Company, prompt (and, in any event within one (1) Business Day) written notice: (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Sponsor Agreement known to AAC; and (b) of the receipt of any written notice or other written communication from any other party to the Sponsor Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any such agreement.

Section 8.05 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to AAC or its Subsidiaries by third parties that may be in AAC’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of AAC would result in the loss of attorney-client privilege or other privilege from disclosure, AAC shall afford to the Company and its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to its respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of AAC and its Subsidiaries, and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of AAC that are in the possession of AAC, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company and its Affiliates and their respective Representatives under this Agreement shall be kept confidential.

Section 8.06 AAC Stock Exchange Listing. From the date hereof through the Closing, AAC shall use reasonable best efforts to ensure AAC remains listed as a public company on, and for shares of AAC Class A Ordinary Shares and AAC Warrants to be listed on, the NYSE. In connection with the consummation of the transactions contemplated hereby, AAC shall use its reasonable best efforts to cause the AAC Class A Ordinary Shares and AAC Warrants to be listed for trading on the NASDAQ, including by submitting prior to the Closing an initial listing application with the NASDAQ (the “NASDAQ Listing Application”). Each of AAC and the Company will use their respective reasonable best efforts to (i) cause the NASDAQ Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the NASDAQ or its staff concerning the NASDAQ Listing Application, and (iii) have the NASDAQ Listing Application approved by the NASDAQ as promptly as practicable after such filing. No submission of, or amendment or supplement to, the NASDAQ Listing Application, or response to NASDAQ comments with respect thereto, will be made by AAC without providing the Company a reasonable opportunity to review and comment thereon. Each of AAC and the Company will promptly notify one another upon the receipt of any comments from the NASDAQ or any request from the NASDAQ for amendments or supplements to the NASDAQ Listing Application and will, as promptly as practicable after receipt thereof, provide the other with copies of all material correspondence between it and its Representatives, on the one hand, and the NASDAQ, on the other hand, and all written comments with respect to the NASDAQ Listing Application received from the NASDAQ and advise the other on any oral comments with respect to the NASDAQ Listing Application received from the NASDAQ. AAC will advise the Company, promptly after AAC receives notice thereof, of the time of the approval of the NASDAQ Listing Application and the approval of the AAC Class A Ordinary Shares and AAC Warrants for listing on the NASDAQ, subject only to official notice of issuance.

Section 8.07 AAC Public Filings. From the date hereof through the Closing, AAC will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 8.08 Section 16 Matters. Prior to the Effective Time, AAC shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of any equity securities of AAC (or the Company), respectively, or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 8.09 Omnibus Incentive Plan. Prior to the Effective Time, AAC shall, subject to obtaining the approval of the shareholders of AAC for the Omnibus Incentive Plan Proposal, adopt an Omnibus Incentive Plan in a form to be mutually agreed upon by the Company and AAC (which will be the same, in all material respects, as the Wynn Resorts, Limited Amended and Restated 2014 Omnibus Incentive Plan); provided that such Omnibus Incentive Plan shall include an award pool equal to 12% of the Surviving Company’s fully-diluted outstanding stock immediately after the Closing, and a 5% evergreen.

Section 8.10 Qualification as an Emerging Growth Company. AAC shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause AAC to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Section 8.11 Termination of Forward Purchase Agreement. Prior to the Closing, AAC agrees that it shall terminate the Forward Purchase Agreement and shall take all actions necessary to effectuate the foregoing.

ARTICLE IX

JOINT COVENANTS

Section 9.01 Regulatory Approvals.

(a) Each of the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws, to consummate and make effective as promptly as practicable the Transactions, including providing any notices to any Person required in connection with the consummation of the Transactions, and obtaining any licenses, consents, waivers, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the Transactions; provided that in no event shall any party be required to pay any material fee, penalty or other consideration to obtain any license, Permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the Transactions (other than fees or expenses payable to the SEC in connection with the Transactions, including the Form S-4 and Proxy Statement/Prospectus, filing fees payable pursuant to the HSR Act or other Antitrust Laws, and any other ordinary course filing fees in connection with Governmental Filings required to consummate the Transactions). Subject to appropriate confidentiality protections and applicable Antitrust Laws, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

(b) Each of the Parties shall cooperate with one another and use their reasonable best efforts to prepare all necessary documentation (including furnishing all information (i) required under any applicable Antitrust Laws, Gaming Laws or other applicable Laws, or (ii) requested by a Governmental Authority pursuant to applicable Antitrust Laws or Gaming Laws) to effect promptly all necessary filings with any Governmental Authority and to obtain all necessary, proper or advisable actions or nonactions, approvals consents, waivers, exemptions and approvals of any Governmental Authority necessary to consummate the Transactions (including the Requisite Gaming Approvals). Each Party shall provide to the other parties copies of all substantive correspondence between it (or its advisors) and any Governmental Authority relating to the Transactions or any of the matters described in this Section 9.01. Each of the Parties shall promptly inform the other of any substantive oral communication with, and provide copies of any substantive written communications with, any Governmental Authority regarding any such filings or any such transaction, unless prohibited by reasonable request of any Governmental Authority. No Party shall independently participate in any substantive meeting or substantive conference call with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving AAC (in the case of the Company) or the Company (in the case of the AAC Parties) prior notice of the substantive meeting or substantive conference call and, to the extent permitted by such Governmental Authority, the opportunity to attend or participate; provided that, without the Company’s consent (which it may withhold in its discretion), AAC shall not have the right to attend or participate in any meeting or conference call with a Gaming Authority unless such attendance is required by such Gaming Authority. In the event AAC or the Company is prohibited from participating in or attending any substantive meeting or substantive conference call, the participating party shall keep AAC or the Company, as applicable, promptly and reasonably apprised with respect thereto, to the extent permitted by applicable Law. To the extent permissible under applicable Law, but subject to Section 9.01(d), the Parties will consult and cooperate with one another, and consider in good faith the views of one another so as to mutually agree on any strategies and decisions, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party or its Affiliates relating to proceedings under Antitrust Laws or other applicable Laws. Notwithstanding anything in this Agreement or any Transaction Agreement to the contrary, any documents or other materials provided pursuant to this Section 9.01(b) or other provision of this Agreement by any Party may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material or personally-identifiable information or other sensitive personal or financial information, and the Parties may, as each deems advisable, reasonably designate any material provided under this Section 9.01 or other provision of this Agreement as “outside counsel only material.” Such “outside counsel only materials” and the information contained therein shall be given only to outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Notwithstanding the foregoing, neither party shall be obligated to share with the other party (i) documents responsive to items 4(c) and 4(d) on the Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act or (ii) personal financial or background information relating to any officers or directors that are submitting personal applications for Gaming Approvals. Without limiting the generality of the undertakings pursuant to this Section 9.01, each Party shall use reasonable best efforts to provide or cause to be provided (including, with respect to filings pursuant to the HSR Act, by its “Ultimate Parent Entities”, as that term is defined in the HSR Act) as promptly as reasonably practicable and advisable to any Governmental Authority information and documents relating to such party as requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the Transactions, including filing any notification and report form and related material required under the HSR Act, any necessary or appropriate filings pursuant to applicable Gaming Laws and any other filing or notice that may be required with any other Governmental Authority as promptly as reasonably practicable and advisable after the date hereof (and, in the case of filings under the HSR Act, no later than ten (10) Business Days after the date hereof), and thereafter to respond as promptly as reasonably practicable and advisable to any request for additional information or documentary material relating to such party that may be made (including under the HSR Act and any similar Antitrust Law regarding preacquisition notifications for the purpose of competition reviews). AAC shall supply as promptly as practicable (and shall respond no later than five (5) days following any request) any additional information and documentary material relating to AAC and the Sponsor that may be requested by any Governmental Authority and furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority (including, with respect to AAC and the Sponsor, providing financial information and certificates as well as personal information of senior management, directors or control persons, and requesting that individuals with appropriate seniority and expertise make themselves available to participate in discussions or hearings). AAC shall cause the filings made by it (or by its ultimate parent entity, if applicable) under the HSR Act to be considered for grant of “early termination,” and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. In furtherance and not in limitation of the foregoing, AAC shall provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority relating to (i) AAC (including any of its directors, officers, employees, partners, members, shareholders or control persons), and (ii) AAC’s structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members, shareholders or Affiliates (including to the extent required pursuant to paragraph 4 of the Sponsor Agreement).

(c) Subject to Section 9.01(d), if any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted by any Governmental Authority or any private party challenging any of the Transactions as violative of any applicable Law, each of the Parties shall cooperate with one another in good faith and use their reasonable best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the Transactions); and (ii) take such action as reasonably necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the Transactions), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to any of the Transactions under such applicable Law so as to permit the consummation of the Transactions in their entity; provided, however, that any decision by the Parties to litigate in connection with such matters must be mutually agreed by AAC and the Company.

(d) Without limiting the Company’s general efforts obligations set forth in this Section 9.01 but notwithstanding anything else to the contrary set forth herein, solely with respect to the Requisite Gaming Approvals, it is agreed that the Company shall make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions or nonactions, approvals consents, waivers, exemptions and approvals that may be sought by or from, any Gaming Authority, including determining the strategy for contesting, litigating or otherwise responding to objections to, or Actions challenging, the consummation of the Transactions; provided that the Company shall consult in good faith with AAC regarding any such decisions and activities.

(e) Notwithstanding the foregoing (but subject to Section 9.01(h)), AAC shall, and shall cause its controlled Affiliates to, take any and all actions necessary to obtain any authorization, consent or approval of a Governmental Authority (including in connection with any Governmental Filings) necessary or advisable so as to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event, no later than the Termination Date) and to resolve, avoid or eliminate any impediments or objections, if any, that may be asserted with respect to the Transactions under any Law, or to otherwise oppose, avoid the entry of, or to effect the dissolution of, any order, decree, judgment, preliminary or permanent injunction that would otherwise have the effect of preventing, prohibiting, restricting, or delaying the consummation of the Transactions, including: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of, or holding separate of, businesses, product lines, rights or assets of AAC or its controlled Affiliates and any interest therein (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such businesses, product lines, rights or assets); and (ii) otherwise taking or committing to take actions that after the Closing Date would limit AAC’s or its controlled Affiliates’ freedom of action with respect to, or its ability to retain or control, one (1) or more of the businesses, product lines, rights or assets of AAC and its controlled Affiliates or interest therein, in each case as may be required in order to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event no later than the Termination Date).

(f) From the date of this Agreement until Closing, AAC shall not acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any assets or Person, or take any other action, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition, or the taking of any other action, could in any material respect (individually or in the aggregate) (i) impose any delay in obtaining, or increase the risk of not obtaining, consents of a Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of a Governmental Authority seeking or entering a Governmental Order prohibiting the consummation of the Transactions, (iii) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise, or (iv) otherwise prevent or delay the consummation of the Transactions.

(g) Notwithstanding anything else contained herein to the contrary, AAC shall pay, or cause to be paid, all filing fees payable by any Party pursuant to Antitrust Laws in connection with the Transactions.

(h) Notwithstanding anything to the contrary in this Section 9.01, without the prior written consent of the Company, none AAC or any of its Representatives shall take, or agree with any Governmental Authority to take, any action contemplated by this Section 9.01 or otherwise if such action, individually or in the aggregate with any other such actions contemplated by this Section 9.01 or otherwise, would reasonably be expected to adversely affect the business, financial condition or results of operations of the Company or its Subsidiaries in any material respect (each such action, a “Burdensome Condition”).

Section 9.02 Support of Transaction. Without limiting any covenant contained in Article VII, Article VIII or Article IX, including the obligations of the Parties with respect to the notifications, filings, reaffirmations and applications described in Section 9.01, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.02, the Parties shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any Party or its respective controlled Affiliates is required to obtain in order to consummate the Transactions, provided that the Company and AAC shall not be required to pay any consideration or incur any costs, fees or expenses in connection with obtaining any such consents or approvals; and (b) use commercially reasonable efforts to take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in Article X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall the AAC Parties, the Company or any of their Subsidiaries be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party or that is otherwise required in connection with the consummation of the Transactions.

Section 9.03 Preparation of Form S-4 and Proxy Statement/Prospectus; AAC Special Meeting.

(a) Proxy Statement/Prospectus.

(i) As promptly as practicable following the execution and delivery of this Agreement, AAC and the Company shall use reasonable best efforts to prepare, and shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either AAC or the Company, as applicable), and AAC shall file with the SEC, the Form S-4 in connection with the registration under the Securities Act of the AAC Class A Ordinary Shares to be issued under this Agreement and the effect of the Transactions on the AAC Warrants, which Form S-4 will contain (subject to Section 9.03(a)iv)) the Proxy Statement/Prospectus, which will be included therein as a prospectus and which will be used as a proxy statement for the Special Meeting with respect to, among other things: (A) providing AAC Shareholders with the opportunity to redeem AAC Class A Ordinary Shares (effective upon the consummation of the Transactions) by delivering an election to redeem in respect of such shares not later than 5:00 p.m. Eastern Time on the date that is at least two (2) Business Days prior to the date of the Special Meeting (the “AAC Shareholder Redemption”); and (B) soliciting proxies from holders of AAC Ordinary Shares to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the amendment and restatement of the AAC Organizational Documents in the form of the AAC Bye-Laws attached as Exhibit A hereto (including the approval of each provision of the AAC Bye-Laws that reasonably requires a separate vote under SEC or NYSE rules); (3) the issuance of AAC Class A Ordinary Shares in connection with the Merger and the Cannae Backstop Agreement, in each case, including as may be required under the NYSE; (4) the approval of the adoption of the Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”) (the proposals contemplated by clauses (1) through (4), collectively, the “Required AAC Shareholder Approvals”); (5) the adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement/Prospectus, the Form S-4 or correspondence related thereto; (6) any other proposals the Parties agree are necessary or desirable to consummate the Transactions; and (7) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (clauses (1) through (7), collectively, the “AAC Shareholder Matters”). Without the prior written consent of the Company, the AAC Shareholder Matters and the AAC Sponsor Matters, if required, shall be the only matters (other than procedural matters) which AAC shall propose to be acted on by AAC Shareholders at the Special Meeting, as adjourned or postponed. Each of AAC and the Company shall use its reasonable best efforts to cause the Form S-4 and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. Each of AAC and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Form S-4 and the Proxy Statement/Prospectus. Promptly after the Form S-4 is declared effective under the Securities Act, AAC and the Company shall use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to shareholders of AAC and to the equityholders of the Company.

(ii) Each of AAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Form S-4 and the Proxy Statement/Prospectus and any amendment to the Form S-4 and the Proxy Statement/Prospectus filed in response thereto. If AAC or the Company becomes aware that any information contained in the Form S-4 or the Proxy Statement/Prospectus shall have become false or misleading in any material respect or that the Form S-4 or the Proxy Statement/Prospectus is required to be amended in order to comply with applicable Law, then (x) such party shall promptly inform the other parties, and (y) AAC and the Company shall cooperate fully and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned) an amendment or supplement to the Form S-4 and the Proxy Statement/Prospectus. AAC and the Company shall use reasonable best efforts to cause the Form S-4 and the Proxy Statement/Prospectus as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of AAC Ordinary Shares, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the AAC Organizational Documents. Each of the Company and AAC shall provide the other parties, including the Company, with copies of any written comments, and shall inform such other parties, including the Company, of any oral comments, that such party receives from the SEC or its staff with respect to the Form S-4 and the Proxy Statement/Prospectus promptly after the receipt of such comments and shall give the other parties, including the Company, a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. AAC and the Company shall use reasonable best efforts to cause the Form S-4 to be declared effective as promptly as practicable after it is filed with the SEC and to keep the Form S-4 effective through the Closing in order to permit the consummation of the transactions contemplated hereby.

(iii) AAC shall file the Proxy Statement/Prospectus on Schedule 14A in accordance with the rules and regulations of the Exchange Act. AAC and the Company shall use reasonable best efforts to, as promptly as practicable (and in any event, within seven (7) Business Days after the SEC Clearance Date), (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with applicable Law for a date no later than thirty-five (35) days following the SEC Clearance Date (subject to Section 10.03(b)), (ii) cause the Proxy Statement/Prospectus to be disseminated to AAC Shareholders in compliance with applicable Law, and (iii) consult and mutually agree with the Company with respect to the foregoing.

(iv) The Company shall be permitted to prepare and mail to equityholders of the Company a separate consent solicitation statement in connection with the solicitation of the Company Written Consent (which such statement shall not, unless otherwise agreed by the Parties, be included in the Form S-4 or otherwise filed with the SEC). With respect to the foregoing, each of AAC and the Company shall cooperate, consult and mutually agree with each other to the same extent as if the consent solicitation statement were included in the Form S-4.

(b) AAC Special Meeting; Company Consent Solicitation. AAC shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of AAC Shareholder Matters at the Special Meeting, as adjourned or postponed, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of AAC Shareholder Matters. AAC shall include the AAC Board Recommendation in the Proxy Statement/Prospectus. The board of directors of AAC shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the AAC Board Recommendation for any reason. AAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the AAC Shareholder Matters shall not be affected by any intervening event or circumstance, and AAC agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting, and submit for the approval of its shareholders the AAC Shareholder Matters, regardless of any intervening event or circumstance. AAC shall duly call, give notice of, convene and hold the Special Meeting as promptly as practicable after the date hereof, in accordance with applicable Law. Notwithstanding anything to the contrary contained in this Agreement, AAC shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of the Company, shall) postpone or adjourn the Special Meeting for a period of no longer than twenty (20) days (without the Company’s prior written consent): (i) to ensure that any supplement or amendment to the Proxy Statement/Prospectus that the board of directors of AAC has determined in good faith is required by applicable Law is disclosed to AAC Shareholders and for such supplement or amendment to be promptly disseminated to AAC Shareholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient AAC Class A Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from shareholders for purposes of obtaining approval of the Required AAC Shareholder Approvals; provided that in the event of any such postponement or adjournment, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved. The Company shall use its reasonable best efforts to take all actions necessary to obtain the Company Written Consent and the governing body of the Company shall not change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, their recommendation that the equityholders of the Company deliver the Company Written Consent.

Section 9.04 Exclusivity.

(a) During the Interim Period, the Company shall not take, nor shall the Company permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than AAC and/or any of its Affiliates or Representatives) concerning any purchase of all or a material portion of the Company’s voting, economic or other equity securities or the issuance and sale of any securities of, or membership interests in, the Company or its Subsidiaries (other than any purchases of equity securities by the Company from employees of the Company or its Subsidiaries or as permitted pursuant to Section 7.01 (and any disclosures in the Company Schedules relating thereto)) or any merger or sale of substantial assets involving the Company or its Subsidiaries, other than immaterial assets or assets sold in the ordinary course of business (each such acquisition or transaction, but excluding the Transactions, an “Acquisition Transaction”). The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, AAC shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company and its equityholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company and its equityholders, Affiliates and Representatives. AAC shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 9.05 Tax Matters.

(a) The Parties intend that, for U.S. federal income tax purposes, (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of AAC, the Company, and Merger Sub are parties under Section 368(b) of the Code and the Treasury Regulations and (ii) the Domestication qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (clauses (i) and (ii) collectively, the “Intended Tax Treatment”), and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). None of the Parties knows of any fact or circumstance, or has taken or will take any action (nor will they permit any of their Affiliates to take any action), if such fact, circumstance or action would be reasonably expected to cause the Transactions to fail to qualify for the Intended Tax Treatment. The Parties shall use their respective reasonable best efforts to cause the Transactions to qualify for the Intended Tax Treatment. The transactions contemplated by this Agreement shall be reported by the Parties for all applicable Tax purposes in accordance with the Intended Tax Treatment (including in Tax Returns, Actions and any communication with any Governmental Authority), unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The Parties shall cooperate with each other and their respective counsel to document and support the Intended Tax Treatment, and each Party shall use its reasonable best efforts to execute and deliver to counsel of the Company, and/or AAC, as the case may be, letters of representation customary for transactions of this type and reasonably satisfactory to counsel of the Company, or AAC, as the case may be, at such time and times as such counsel shall reasonably request, including, if applicable, in connection with the filing and/or effectiveness of the Proxy Statement/Prospectus. For the avoidance of doubt, any tax opinion, if any, to be delivered in connection with the transactions contemplated by this Agreement shall not be a condition to Closing under this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, at the reasonable request of the Company after the date of this Agreement but prior to the time at which the Required AAC Shareholder Approvals have been obtained, the Parties shall use their respective reasonable best efforts to restructure the Transactions (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative Transaction Structure to qualify as a “reorganization” within the meaning of Section 368(a) of the

Code, including by adding a second merger to take place immediately after the Merger whereby the Surviving Company would merge with and into a newly formed, direct wholly-owned Subsidiary of AAC formed under the Laws of Bermuda that is treated as disregarded as separate from AAC for U.S. federal income tax purposes (“Newco”), with Newco being the surviving company in such second merger.

Section 9.06 Confidentiality; Publicity.

(a) AAC acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby.

(b) None of the Parties or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company, in the case of the AAC Parties, or AAC, in the case of the Company and its Affiliates (which consent, in any case, shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case the applicable Party shall use their commercially reasonable efforts to obtain such consent with respect to such announcement or communication, prior to announcement or issuance; provided, however, that, subject to this Section 9.06, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that subject to Section 7.02 and this Section 9.06, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent; provided, further, that notwithstanding anything to the contrary in this Section 9.06(b), nothing herein shall modify or affect AAC’s obligations pursuant to Section 9.03.

Section 9.07 Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and Liabilities contemplated by this Agreement and the transactions contemplated hereby.

Section 9.08 Transaction Agreements.

(a) At or prior to the Closing, each of the Parties shall execute and deliver to the other Parties the Investor Rights Agreement, the Registration Rights Agreement, and the other Transaction Agreements to which it is contemplated to be a party.

(b) On or prior to the Closing, the Company will (or will cause its applicable Subsidiaries to) execute and deliver to Company Parent duly executed counterparts to those certain intercompany agreements attached hereto as Exhibit E attached hereto, with such changes as the Company (acting reasonably and in good faith) and Company Parent deem necessary or advisable (collectively, the “Intercompany Agreements”). For clarity, and notwithstanding anything to the contrary herein, the Company’s (or its Subsidiaries’) entry into the Intercompany Agreements will not constitute a breach of any representation, warranty, covenant or agreement set forth in this Agreement or any of the other Transaction Agreements.

Section 9.09 AAC Board of Directors. Each of AAC and the Company shall take, or cause to be taken, the actions set forth in this Section 9.09 prior to the Closing:

(a) The Company and AAC shall cause each Person serving and not continuing as a member of the board of directors of the Company and AAC to resign from such position, effective upon the Effective Time. The Company and AAC shall elect or otherwise cause the Persons designated in accordance with Schedule 9.09 of the Company Schedules to comprise the entire board of directors of AAC, effective upon the Effective Time.

(b) Each of the Company and AAC shall cause such Persons to, and such Persons shall, comply and cooperate with and satisfy all requests and requirements made by any Governmental Authority in connection with the foregoing, including by furnishing all requested information, providing reasonable assistance in connection with the preparation of any required applications, notices and registrations and requests and otherwise facilitating access to and making individuals available with respect to any discussions or hearings. In the event an individual designated in accordance with Section 9.09(a) does not satisfy any requirement of a Governmental Authority to serve as a director, then (x) there shall be no obligation to appoint such individual pursuant to Section 9.09(a), and (y) the Company or AAC, as applicable, shall be entitled to designate a replacement director in lieu of such person; provided, further, that in no event shall Closing be delayed or postponed in connection with or as a result of the foregoing.

ARTICLE X

CONDITIONS TO OBLIGATIONS

Section 10.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one (1) or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) HSR Act. Any applicable waiting period(s) (and any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the FTC and/or DOJ, as applicable) imposed under the HSR Act in respect of the Transactions shall have expired or terminated, as the case may be.

(b) Gaming Approvals. All of the Requisite Gaming Approvals shall have been obtained.

(c) No Prohibition. There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.

(d) Net Tangible Assets. AAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after giving effect to any payments required to be made in connection with the AAC Shareholder Redemption.

(e) Stockholder Approval. The Required AAC Shareholder Approvals shall have been obtained.

(f) Form S-4. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Form S-4, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(g) Stock Exchange Listing. (i) The AAC Class A Ordinary Shares and AAC Warrants shall continue to be listed on the NYSE as of immediately prior to the Closing and the AAC Class A Ordinary Shares to be issued in connection with the Transactions or that may become issuable following the Transactions pursuant to the terms of any Transaction Agreement shall have been approved for listing on NYSE, subject only to official notice of issuance thereof, or (ii) the AAC Class A Ordinary Shares and AAC warrants shall be approved for listing on NASDAQ such that the AAC Class A Ordinary Shares and AAC Warrants issued and outstanding prior to Closing and the AAC Class A Ordinary Shares to be issued in connection with the Transactions or that may become issuable following the Transactions pursuant to the terms of any Transaction Agreement shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof.

Section 10.02 Additional Conditions to Obligations of the AAC Parties. The obligations of the AAC Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one (1) or more of which may be waived in writing by AAC:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in Section 5.01 (Organization) (which are not qualified by Material Adverse Effect), Section 5.03 (Due Authorization), Section 5.06 (other than clause (c) therein) (Current Capitalization) and Section 5.14 (Brokers’ Fees), (collectively, the “Specified Company Representations”), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct in all material respects on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 5.01 (Organization) that are qualified by Material Adverse Effect and in Section 5.13(a) (No Material Adverse Effect) shall be true and correct in all respects as of the Closing Date.

(iii) Each of the representations and warranties of the Company contained in Article V (other than the Specified Company Representations and the representations and warranties of the Company contained in Section 5.01 that are qualified by Material Adverse Effect and in Section 5.13(a)), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. The respective covenants and agreements of the Company in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. The Company shall have delivered to AAC a certificate signed by an authorized officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a) and Section 10.02(b) have been fulfilled.

(d) Closing Deliverables. The Company shall have delivered to AAC counterparts to each of the Investor Rights Agreement and the Registration Rights Agreement to be entered into by the holders of Company Shares, to the extent party thereto, duly executed by each such Person.

(e) Equityholder Approvals. The Company Written Consent shall have been obtained and delivered to AAC by holders of the requisite majority of the Company Shares.

(f) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect.

Section 10.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one (1) or more of which may be waived in writing by the Company.

(a) Representations and Warranties.

(i) Each of the representations and warranties of the AAC Parties contained in Article VI (other than the representations and warranties of AAC contained in Section 6.01 (Corporate Organization) that are not qualified by material adverse effect, Section 6.02 (Due Authorization), Section 6.08 (Brokers’ Fees) (collectively, the “Specified AAC Representations”) and Section 6.11 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse impact on AAC or prevent or materially delay or impair the ability of AAC to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(ii) The Specified AAC Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) The representations and warranties of AAC contained in Section 6.11 shall be true and correct other than de minimis inaccuracies, as of the Closing Date, as though then made.

(b) Agreements and Covenants. The covenants and agreements of the AAC Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. AAC shall have delivered to the Company a certificate signed by an officer of AAC, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a) and Section 10.03(b) have been fulfilled.

(d) Closing Deliverables. AAC, shall have delivered to the Company an executed copy of the Investor Rights Agreement and the Registration Rights Agreement and AAC shall have delivered to the Company counterparts to each of the foregoing to be entered into by the Sponsor or Cannae (and their respective equityholders, to the extent party thereto) in connection with the Closing, duly executed by each such Person.

(e) Domestication. The Domestication shall have been consummated on the Closing Date prior to the Effective Time in accordance with Section 2.02 and a copy of the certificate of continuation issued by the Registrar in relation thereto shall have been delivered to the Company.

Section 10.04 Frustration of Conditions. None of the AAC Parties or the Company may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the conditions of the other Party to be satisfied, as required by Section 9.02.

ARTICLE XI

TERMINATION/EFFECTIVENESS

Section 11.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by written consent of the Company and AAC;

(b) prior to the Closing, by written notice to the Company from AAC if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date AAC provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by the Company of notice from AAC of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before February 10, 2022 (as such date may be extended pursuant to clause (A)(I) of the following proviso, the “Termination Date”); provided that (A) (I) if on the Termination Date, the condition to consummate the Transactions in Section 10.01(b) shall not have been satisfied, and (II) each of the other conditions set forth in Article X have been satisfied, waived or remain capable of satisfaction as of such date, then the Termination Date shall automatically be extended (on no more than two (2) occasions) for a period of ninety (90) days, and (B) if any Action for specific performance or other equitable relief by the Company with respect to this Agreement, any other Transaction Agreement, or otherwise with respect to the Transactions is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any Party until the date that is thirty (30) days following the date on which a final, non-appealable Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of this Agreement (as the Termination Date may be extended pursuant to clause (B), the “Extended Termination Date”), or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided that the right to terminate this Agreement under subsection (i), (ii) or (iii) shall not be available if AAC’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(c) prior to the Closing, by written notice to AAC from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the AAC Parties set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating AAC Breach”), except that, if any such Terminating AAC Breach is curable by the AAC Parties through the exercise of their commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date or Extended Termination Date, as applicable) after receipt by AAC of notice from the Company of such breach, but only as long as the AAC Parties continue to exercise such commercially reasonable efforts to cure such Terminating AAC Breach (the “AAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating AAC Breach is not cured within AAC Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided that the right to terminate this Agreement under subsection (i), (ii) or (iii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(d) by written notice from either the Company or AAC to the other if the Required AAC Shareholder Approvals are not obtained at the Special Meeting (subject to any adjournment, postponement or recess of the meeting); provided that the right to terminate this Agreement under this Section 11.01(d) shall not be available to AAC if, at the time of such termination, AAC is in breach of Section 9.03; or

(e) by AAC, if the Company Written Consent is not delivered to AAC by holders of the requisite majority of the Company Shares within two (2) Business Days of AAC notifying the Company that the Form S-4 has become effective.

Section 11.02 Effect of Termination. Except as otherwise set forth in this Section 11.02 or Section 12.13, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or shareholders, other than liability of any Party for any Willful Breach of this Agreement by such Party occurring prior to such termination. The term “Willful Breach” means a Party’s material breach of any of its representations or warranties as set forth in this Agreement, or such Party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. The provisions of Section 7.03 (No Claim Against the Trust Account), Section 9.06 (Confidentiality; Publicity), this Section 11.02 (Effect of Termination) and Article XII (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which is required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body or authority, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement that are for its benefit by an instrument in writing executed in the same manner (but not necessarily by the same individuals) as this Agreement.

Section 12.02 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to AAC:

Austerlitz Acquisition Corporation I

1701 Village Center Circle

Las Vegas, NV 89134

Attn: Michael L. Gravelle, General Counsel and Corporate Secretary

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn:       Michael J. Aiello

               Sachin Kohli

E-mail:   michael.aiello@weil.com

               sachin.kohli@weil.com

(b)	If to the Company:

Wynn Interactive Ltd.

3131 Las Vegas Blvd.

S., Las Vegas, NV 89109

Attn: Acting President

Email: craig.Billings@wynnresorts.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:     Eric L. Schiele, P.C.

             Jonathan L. Davis, P.C.

             Carlo Zenkner

Email:  eric.schiele@kirkland.com

             jonathan.davis@kirkland.com

             carlo.zenkner@kirkland.com

(c)	If, following the Closing, to AAC or the Surviving Company:

Wynn Interactive Ltd.

3131 Las Vegas Blvd.

S., Las Vegas, NV 89109

Attn: Acting President

Email: craig.Billings@wynnresorts.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn:       Michael J. Aiello

               Sachin Kohli

E-mail:   michael.aiello@weil.com

               sachin.kohli@weil.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:      Eric L. Schiele, P.C.

              Jonathan L. Davis, P.C.

              Carlo Zenkner

Email:   eric.schiele@kirkland.com

              jonathan.davis@kirkland.com

              carlo.zenkner@kirkland.com

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 12.03 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed, provided such Party remains fully responsible for the performance of any delegated obligations); provided that the Company may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any Affiliate of the Company so long as the Company remains fully responsible for the performance of the delegated obligations. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 12.03 shall be null and void, ab initio.

Section 12.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and AAC (and their successors, heirs and representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.01, and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 12.14 and Section 12.15.

Section 12.05 Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated if the Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing occurs, AAC shall bear and pay, or cause to be paid, at or promptly after Closing, all of the Transaction Expenses.

Section 12.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that State, without regard to any laws that might otherwise govern under applicable principles of conflicts or choice of law or otherwise; provided, however, that, (i) to the extent any provisions of this Agreement relate to the exercise of a director’s or officer’s fiduciary duties and/or similarly, statutory duties or obligations, in each case, of the Company and/or (ii) statutory provisions or other Laws of Bermuda are mandatorily applicable to the Merger and the Domestication, such provisions shall be governed by and in accordance with the laws of Bermuda.

Section 12.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (.PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the Parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 12.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

Section 12.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and that certain Letter Agreement, dated as of April 20, 2021, by and between the Company and AAC (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements and the Confidentiality Agreement.

Section 12.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the members or equityholders of any of the Parties shall not restrict the ability of the board of directors (or other body or entity performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.01 or, subject to applicable Law, to cause such Party to enter into an amendment to this Agreement pursuant to this Section 12.10.

Section 12.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 12.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware (except to the extent, and solely to the extent, that any such Action that relates to the Merger or the Statutory Merger Agreement mandatorily must be brought in Bermuda), and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.13 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any Transaction Agreement in accordance with this Section 12.13 shall not be required to provide any bond or other security in connection with any such injunction. Without limiting the generality of the foregoing, AAC acknowledges and agrees that the Company may, without breach of this Agreement, with respect to any Transaction Agreement to which the Company is a party, institute or pursue an Action directly against the counterparty(ies) to such Transaction Agreement seeking, or seek or obtain a court order against the counterparty(ies) to such Transaction Agreement for, injunctive relief, specific performance, or other equitable relief with respect to such Transaction Agreement.

Section 12.14 Non-Recourse. Subject in all respects to the last sentence of this Section 12.14, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one (1) or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one (1) or more of the Company or the AAC Parties under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 12.14 shall limit, amend or waive any rights of any party (or third party beneficiary, pursuant to the terms thereof) to any Transaction Agreement under such Transaction Agreement; provided such rights can only be enforced against the actual parties to the applicable Transaction Agreements in accordance with the terms thereof.

Section 12.15 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and instead shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing (including, for the avoidance of doubt Section 9.05(a)), and (b) this Article XII.

Section 12.16 Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company; (iii) the AAC Representations constitute the sole and exclusive representations and warranties of AAC; (iv) except for the Company Representations by the Company and the AAC Representations by the AAC Parties, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company and the AAC Representations by the AAC Parties. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, AAC understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and subject to and except for the Company Representations by the Company or as provided in any certificate delivered in accordance with Section 10.02(c), with all faults and without any other representation or warranty of any nature whatsoever.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action, suit, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 12.16. Notwithstanding anything herein to the contrary, nothing in this Section 12.16(b) shall preclude any Party from seeking any remedy for actual and intentional fraud by a Party solely and exclusively with respect to the making of any representation or warranty by it in Article V or Article VI (as applicable). Each Party shall have the right to enforce this Section 12.16 on behalf of any Person that would be benefitted or protected by this Section 12.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 12.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including any other Transaction Agreement.

Section 12.17 Obligations are Several. Except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of the Parties contained in this Agreement are several and not joint.

Section 12.18 Legal Representation. Each of the Parties hereby, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, recognizes that Kirkland & Ellis LLP (“Counsel”) has served and may serve as counsel to some or all of the Company, on the one hand, and Company Parent and its Affiliates (individually and collectively, the “Company Parent Group”), on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and agrees that, following consummation of the transactions contemplated hereby, Counsel (or any of its successors) may serve as counsel to any member of the Company Parent Group or any director, manager, member, partner, officer, employee or Affiliate of any member of the Company Parent Group, in connection with any Action or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company and/or any of its Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The Parties agree to take the steps necessary to ensure that any privilege attaching as a result of Counsel representing the Company or any of its Subsidiaries or Company Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement shall survive the Closing and shall remain in effect, provided that with respect to any Privileged Communications such privilege from and after the Closing shall be controlled by Company Parent. As to any privileged attorney-client communications prior to the Closing between (x) Counsel and the Company or Counsel and any of the Company’s Subsidiaries or (y) Counsel and Company Owner or its Affiliates, in each case in connection with the transactions contemplated by this Agreement prior to the Closing Date (collectively, the “Privileged Communications”), AAC, the Company and each of its Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing. In addition, if the Merger and the other transactions contemplated by this Agreement are consummated, all Privileged Communications related to such transactions will become the property of (and be controlled by) Company Parent, and none of AAC, the Company or any of its Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns shall take any action based on any copies of such records or intentionally access them, subject to the following sentence. In the event that the Company is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Privileged Communications, the Company shall be entitled to access or obtain a copy of and disclose the Privileged Communications to the extent necessary to comply with any such legal requirement or request; provided that the Company shall promptly notify Company Parent in writing (prior to the disclosure by the Company of any Privileged Communications to the extent practicable) so that Company Parent can seek a protective order, at its sole cost and expense (it being agreed that in no event shall any of the foregoing Persons be required to commence or pursue any litigation), and the Company agrees to use commercially reasonable efforts to assist therewith.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date set forth above.

AUSTERLITZ ACQUISITION CORPORATION I

By:	/s/ Richard N. Massey
Name:	Richard N. Massey
Title:	Chief Executive Officer

WAVE MERGER SUB LIMITED

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Director

WYNN INTERACTIVE LTD.

By:	/s/ Craig S. Billings
Name:	Craig S. Billings
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

EXHIBIT B

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Investor Rights Agreement”), dated as of [●], 2021 (the “Effective Date”), is made by and among (i) Wynn Interactive Limited, an exempted company limited by shares incorporated in Bermuda, formerly named Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (“WIL”); (ii) WSI Investment, LLC, a Nevada limited liability company (“Wynn”); (iii) Austerlitz Acquisition Sponsor, LP I, a Cayman Islands exempted limited partnership (“Sponsor”)[, and (iv) Cannae Holdings, Inc. (“Cannae”)1 Each of WIL, Wynn, Sponsor[, and Cannae] are referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on May 10, 2021, WIL, Wave Merger Sub Limited, an exempted company limited by shares incorporated in Bermuda (“Merger Sub”), and Wynn Interactive Ltd., an exempted company limited by shares incorporated in Bermuda (the “Company”), entered into that certain Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things, (i) Merger Sub was merged with and into the Company such that the separate corporate existence of Merger Sub thereupon ceased in accordance with Section 104H of the Bermuda Companies Act (the “Merger”), (ii) the Company was the surviving company in the Merger, and (iii) the Merger had the effects set forth in the Business Combination Agreement, the Statutory Merger Agreement and Section 109(2) of the Bermuda Companies Act;

WHEREAS, pursuant to the Business Combination Agreement, WIL acquired from Wynn and certain other Persons all of the equity interests of the Company, in exchange for WIL Ordinary Shares; and

WHEREAS, the Parties desire to set forth their agreement with respect to governance and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration by or before any Governmental Entity.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided, that (i) no Party shall be deemed an Affiliate of WIL or any of its Subsidiaries for purposes of this Investor Rights Agreement and (ii) neither WIL nor any of its Subsidiaries shall be deemed to be an Affiliate of any other Party for purposes of this Investor Rights Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of WIL.

“Business Combination Agreement” has the meaning set forth in the Recitals.

[1]	Note to Draft: Cannae to be a party if a Cannae Subscription is required.

1

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Bermuda are authorized or required by Law to close.

“Bye-laws” means the bye-laws of WIL.

[“Cannae” has the meaning set forth in the Preamble.]

“Closing” has the meaning given to such term in the Business Combination Agreement.

“Consolidation Threshold” means Beneficial Ownership by the Wynn Group, in the aggregate, of at least 50% of the voting power of the then outstanding WIL Ordinary Shares, or, with respect to any fiscal year, such other ownership percentage or circumstance as may result in any member of the Wynn Group being required during such fiscal year to consolidate WIL’s financial statements with its financial statements in accordance with GAAP.

“Continuing Ownership Percentage” means, with respect to any Person (or group of Persons, as applicable), as of the time of determination, a fraction (expressed as a percentage), the numerator of which is the aggregate number of WIL Ordinary Shares that is Beneficially Owned by such Person (or group of Persons, as applicable) at such time, and the denominator of which is the aggregate number of WIL Ordinary Shares that was Beneficially Owned by such Person (or group of Persons, as applicable) immediately after the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions).

“Disqualified Director” means any Person (i) prohibited or disqualified from serving as a director of WIL pursuant to any rule or regulation of the SEC, the rules of the national securities exchange on which WIL’s securities are listed, or other applicable Law including Gaming Laws or (ii) whose position as a director of WIL prevents the WIL Group from obtaining a Gaming License or materially limits WIL Group’s Gaming Activities in any Gaming Jurisdiction.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means any and all WIL Ordinary Shares and other equity securities of WIL and Share Equivalents of WIL.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect from time to time.

“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, including sports pools, poker, and casino games through mobile or internet technologies.

“Gaming Authorities” shall mean all international, foreign, federal, state, local and other regulatory and licensing bodies and agencies with authority over Gaming within any Gaming Jurisdiction. “Gaming Jurisdiction” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

“Gaming Licenses” shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities.

“Governmental Entity” means any federal, state, provincial, municipal, local or foreign government, governmental entity, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

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“Independent Directors” means (i) the Initial Independent Directors and (ii) the directors to be nominated by the Nominating and Corporate Governance Committee of the Board (or, if no such committee is in existence, the Board) in accordance with Section 2.1(e).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial Independent Director” has the meaning set forth in Section 2.1(a).

“Initial Sponsor Director” has the meaning set forth in Section 2.1(a).

“Initial Wynn Director” has the meaning set forth in Section 2.1(a).

“Investor Rights Agreement” has the meaning set forth in the Preamble.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Memorandum of Association” means the memorandum of association of WIL.

“Merger” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and are within such Party’s control and, in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties of the Board) necessary to cause such result, including (i) calling special meetings of shareholders, (ii) voting or providing a written consent or proxy, if applicable with respect to WIL Ordinary Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the Organizational Documents, (iv) executing agreements and instruments, (v) making, or causing to be made, with Governmental Entities, such filings, registrations or similar actions as may be required to achieve such result and (vi) nominating or appointing certain Persons (including to fill vacancies) to the Board in connection with the annual or special meeting of shareholders of WIL.

“Organizational Documents” means the Memorandum of Association, the Bye-laws and any other similar organizational documents of WIL.

“Party” has the meaning set forth in the Preamble.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Rating Agencies” means Moody’s Investors Service and Standard & Poor’s.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Share Equivalents” means, with respect to any Person, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) common shares or other equity securities of such Person (including any notes or other indebtedness convertible into or exchangeable for common shares or other equity securities of such Person) and all other rights to purchase or otherwise acquire equity securities or securities convertible into, or exchangeable or exercisable for, equity securities.

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“Sponsor Director” has the meaning set forth in Section 2.1(c).

“Subsidiary” means, with respect to any Person, any other Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Agreement” has the meaning given to such term in the Business Combination Agreement.

“Trigger Date” means the first date on which the Wynn Group no longer meets the Consolidation Threshold.

“Unsuitable Person” means a Person who (i) is determined by a Gaming Authority to be unsuitable to be connected (including as a director) or affiliated with a Person engaged in Gaming Activities in a Gaming Jurisdiction, or (ii) causes any member of the WIL Group to lose or to be threatened with the loss of any Gaming License.

“WIL” has the meaning set forth in the Preamble.

“WIL Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of WIL.

“WIL Class C Ordinary Shares” means the Class C ordinary shares, par value $0.0001 per share, of WIL.

“WIL Class V Ordinary Shares” means the Class V ordinary shares, par value $0.0001 per share, of WIL.

“WIL Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (i) the aggregate indebtedness for borrowed money of the WIL Group as of such date (without duplication and excluding intercompany indebtedness) minus the amount of unrestricted cash and cash equivalents that would be stated on the consolidated balance sheet of WIL as of such date to (ii) the consolidated EBITDA of the WIL Group for the most recently ended four fiscal quarters for which financial statements are available (which may be internal financial statements) immediately preceding the date of such determination.

“WIL Excessive Leverage Event” means a WIL Consolidated Total Debt Ratio in excess of 2.5 times.

“WIL Group” means WIL, each Subsidiary of WIL (in each case so long as such Subsidiary remains a Subsidiary of WIL) and each other Person that is controlled either directly or indirectly by WIL (in each case for so long as such Person continues to be controlled either directly or indirectly by WIL).

“WIL Ordinary Shares” means the WIL Class A Ordinary Shares, the WIL Class C Ordinary Shares and the WIL Class V Ordinary Shares.

“Wynn” has the meaning set forth in the Preamble.

“Wynn Annual Statement” means the audited annual financial statements and annual report to shareholders of Wynn.

“Wynn Director” has the meaning set forth in Section 2.1(d).

“Wynn Group” means Wynn Resorts, Limited and each Person (other than any member of the WIL Group) that is an Affiliate of Wynn.

“Wynn Policies” has the meaning set forth in Section 2.4.

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Section 1.2 Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms.

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement.

(c) references in this Investor Rights Agreement to any Law shall be deemed also to refer to all rules and regulations promulgated under such Law, and references in this Investor Rights Agreement to any form of the SEC, including Form 10-K, Form 10-Q and Form 8-K, include any successor forms.

(d) the words “include”, “includes” or “including,” as used in this Investor Rights Agreement, shall be deemed to be followed by the words “without limitation.”

(e) the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) the word “or” shall be disjunctive but not exclusive.

(h) the language used in this Investor Rights Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(i) whenever this Investor Rights Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(j) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(k) references to agreements and other documents shall be deemed to include all subsequent amendments, restatements and other modifications thereto.

ARTICLE II.

GOVERNANCE

Section 2.1 Board of Directors.

(a) Composition of the Board. The Board shall, as of the Effective Date, consist of nine directors allocated into the classes set forth in Section 2.1(b) below. Such nine initial directors shall consist of (i) one director nominated by Sponsor (the “Initial Sponsor Director”), who shall be [●], (ii) five directors appointed by Wynn (each, an “Initial Wynn Director”), who shall be [●], [●], [●], [●] and [●], and (iii) [●], [●] and [●] (the “Initial Independent Directors”).

(b) The Board shall be divided into three classes of directors, with each class serving for staggered three year-terms as follows:

(i) the class I directors are [●];

(ii) the class II directors are [●]; and

(iii) the class III directors are [●].

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The initial term of the Class I directors shall expire immediately following WIL’s first annual meeting of shareholders following the Closing. The initial term of the Class II directors shall expire immediately following WIL’s second annual meeting of shareholders following the Closing. The initial term of the Class III directors shall expire immediately following WIL’s third annual meeting of shareholders following the Closing.

(c) Sponsor Representation. WIL shall take all Necessary Action to include in the slate of nominees recommended by WIL for election as directors, at each annual or special meeting of shareholders at which directors are to be elected, a number of individuals designated by the Sponsor (each, a “Sponsor Director”) that, if elected, will result in the Sponsor having a number of directors serving on the Board as shown below:

WIL Class A Ordinary Shares Beneficially Owned by Sponsor and Cannae (collectively) as a %
of the WIL Class A Ordinary Shares Beneficially Owned by Sponsor and Cannae (Collectively)
as of Immediately Following the Closing

Number of Sponsor Directors
50% or greater	1
Less than 50%	0

For clarity, the Initial Sponsor Director is a Sponsor Director.

(d) Wynn Representation. WIL shall take all Necessary Action to include in the slate of nominees recommended by WIL for election as directors, at each annual or special meeting of shareholders at which directors are to be elected, a number of individuals designated by Wynn (each, a “Wynn Director”) that, if elected, will result in Wynn having a number of directors serving on the Board as shown below:

WIL Ordinary Shares Beneficially Owned by the Wynn Group as a % of the Total Outstanding WIL Ordinary Shares (excluding WIL Class C Ordinary Shares)	Number of Wynn Directors
50% or greater	5
40% or greater, but less than 50%	4
30% or greater, but less than 40%	3
20% or greater, but less than 30%	2
10% or greater, but less than 20%	1
Less than 10%	0

For clarity, (i) the Initial Wynn Directors are Wynn Directors and (ii) Wynn’s rights to nominate directors hereunder are independent of, and without prejudice to, Wynn’s rights (including its right to vote in the election of directors) as a shareholder of WIL.

Each of Wynn, Cannae and Sponsor shall (i) use its reasonable best efforts to take all Necessary Action (other than clause (v) and (vi) of the definition of Necessary Action), to cause the election of the Sponsor Director (in the case of Wynn) and the election of each of the Wynn Directors (in the case of Cannae and Sponsor) and (ii) not vote in favor of the removal of the Sponsor Director (in the case of Wynn, other than for “cause”) or any Wynn Directors (in the case of Cannae and Sponsor, other than for “cause”).

(e) Independent Directors. Following the initial term of each of the Initial Independent Directors, at each annual or special meeting of shareholders at which directors of WIL are to be elected, the Nominating and Corporate Governance Committee of the Board (or, if no such committee is in existence, the Board) shall nominate three directors for election to the Board that the Board has affirmatively determined qualify as independent under SEC rules and the rules of the national securities exchange on which WIL’s securities are listed.

(f) No Intra-Term Resignations. For clarity, upon any decrease in the number of directors that Sponsor or Wynn is entitled to designate for nomination to the Board pursuant to Section 2.1(c) or Section 2.1(d), as applicable, no director appointed by such Party shall be required to tender their resignation (or be removed) as a result.

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(g) Removal; Vacancies. Each Party, as applicable, shall have the exclusive right to (i) remove their nominees from the Board and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board.

(h) Reimbursement of Expenses. WIL shall reimburse the members of the Board for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(i) Indemnification. (i) WIL shall provide each director nominated by a Party pursuant to this Investor Rights Agreement with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of WIL and (ii) WIL shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting such director under applicable Law, the Organizational Documents or any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration provides broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(j) Review of Nominees. Any director nominee of Sponsor shall be subject to customary due diligence, including a review of a completed questionnaire and a background check. Based on the foregoing, WIL and Wynn may reasonably object to any such nominee within 15 days of receiving such completed questionnaire and background check authorization, provided it does so in good faith and bases its objection on one or more of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such nominee is the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such nominee from, or otherwise limiting the engagement of such nominee in, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such nominee to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction or by the SEC to have violated any federal or state securities Laws, and the judgment or finding has not been subsequently reversed, suspended or vacated or (5) such nominee is a Disqualified Director or an Unsuitable Person. In the event the Board or Wynn finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and therefore objects to such nominated director, Sponsor shall be entitled to propose a different nominee to the Board within 30 days of WIL’s or Wynn’s notice to Sponsor of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.1(j). No Party will nominate to the Board a Disqualified Director or Unsuitable Person and, if any nominee of a Party becomes a Disqualified Director or Unsuitable Person, such nominating Party shall take all Necessary Action to cause such director to tender their resignation or be removed immediately.

Section 2.2 WIL Activities; Approvals. WIL shall not take, and shall not permit WIL’s Subsidiaries to take, and the Board shall not authorize or approve, any of the following actions without the prior written approval of Wynn for so long as the Wynn Group has a Continuing Ownership Percentage of 50% or more (or, with respect to clause (a) below, for so long as Wynn (or another member of the Wynn Group) has a right to nominate a director to the Board):

(a) any increase or decrease in the size of the Board;

(b) any amendment, change, waiver, alteration or repeal of any provision of the Organizational Documents that (i) modifies any specific rights of Wynn (or any member of the Wynn Group) or (ii) materially and adversely affects any member of the Wynn Group in its capacity as a shareholder of WIL;

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(c) any acquisition of the equity, assets, properties or business of any Person, or entry into any joint venture with, or acquisition of ownership of any partnership or other interest in, any Person (other than a wholly owned Subsidiary of WIL) for aggregate consideration or aggregate capital contributions or investments (when taken together with any other such acquisitions or joint ventures in such fiscal year) by the WIL Group (whether at closing or on a contingent basis) in excess of $75 million in the aggregate in any fiscal year;

(d) any disposition of assets or properties of the WIL Group (including through the issuance or sale of equity securities or Share Equivalents of its Subsidiaries), for aggregate consideration (when taken together with any other such dispositions in such fiscal year) in excess of $75 million in the aggregate in any fiscal year;

(e) the incurrence of any indebtedness for borrowed money by WIL or its Subsidiaries in an amount that would result in, after giving pro forma effect to such incurrence, a WIL Excessive Leverage Event;

(f) the termination or replacement of the of the highest ranking executive officer of WIL (other than for cause);

(g) any declaration and payment of any dividends or distributions; or

(h) any redemption, repurchase or acquisition of any Equity Securities.

Furthermore, for so long as Wynn Group has a Continuing Ownership Percentage of 20% or more, WIL shall not make, and shall not permit its Subsidiaries to make, without the prior written approval of Wynn, any change to product branding (including any change with respect to use of the Wynn name) or take any action (or fail to take any action) that materially impacts the quality of the product offerings of the WIL Group.

Section 2.3 Restrictions on Other Agreements. No Party shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to the WIL Equity Securities owned by such Party if and to the extent the terms thereof conflict with the provisions of this Investor Rights Agreement (whether or not such proxy, voting trust, agreement or arrangement is with any other Party).

Section 2.4 Wynn Policies. The policies of the WIL Group shall not be inconsistent with the policies of Wynn Resorts, Limited provided to WIL (the “Wynn Policies”); provided, however, that in circumstances where a provision of WIL’s Organizational Documents or of any Transaction Agreement (including, for the avoidance of doubt, this Investor Rights Agreement) and a Wynn Policy would each apply, the provision in the Organizational Document or Transaction Agreement shall control with respect to the WIL Group. The provisions of this Section 2.4 shall terminate on the date that the Wynn Group has a Continuing Ownership Percentage of less than 20%.

Section 2.5 Controlled Company. Until the Trigger Date, to the extent permitted by applicable Law, WIL shall avail itself of all available “controlled company” exemptions to the corporate governance listing standards of the national securities exchange on which WIL’s securities are listed.

ARTICLE III.

FINANCIAL AND OTHER INFORMATION

Unless otherwise expressly provided, each of the covenants and agreements in this Article III shall terminate at the end of the fiscal year in which Trigger Date occurs, subject to clause (b) of Section 4.2.

Section 3.1 Annual and Quarterly Financial Information; Wynn Operating Reviews.

(a) WIL shall, at any time during any fiscal year, use reasonable best efforts to deliver to Wynn such corporate, finance and financial planning and analysis data and supporting information and materials relating to the WIL Group as Wynn may reasonably request for such year and each of the first, second and third quarter of each fiscal year within the reasonable time periods specified by Wynn. All annual

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consolidated financial statements of the WIL Group delivered to Wynn shall set forth in comparative form the consolidated figures for the previous fiscal year prepared in accordance with Regulation S-X. All quarterly consolidated financial statements of the WIL Group delivered to Wynn shall include financial statements for such quarterly periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of WIL the consolidated figures for the corresponding quarter and period of the previous fiscal year prepared in accordance with Regulation S-X. The information required to be delivered by this Section 3.1 shall include a discussion and analysis by management of the WIL Group’s consolidated financial condition and results of operations for the requisite years and quarterly periods (as applicable), including an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303 of Regulation S-K (as applicable), and with respect to the annual reports, prepared for inclusion in the annual report to shareholders of any member of the Wynn Group. WIL shall provide Wynn an opportunity to meet with management of WIL to discuss such information required to be delivered by this Section 3.1 upon reasonable notice during normal business hours.

(b) (i) No later than the day prior to the day WIL publicly files any annual report on Form 10-K or quarterly report on Form 10-Q with the SEC, WIL shall deliver to Wynn the substantially final form of such annual report on Form 10-K or quarterly report on Form 10-Q, together with all certifications required by applicable Law by each of the chief executive officer and chief financial officer of WIL and, with respect to the annual report on Form 10-K, the form of opinion WIL’s independent certified public accountants expect to provide thereon and (ii) WIL shall, if requested by Wynn, also deliver to Wynn all of the information required to be delivered by this Section 3.1, with respect to each Subsidiary of WIL which is itself required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC, with such information to be provided in the same manner and detail and on the same time schedule as the information with respect to WIL required to be delivered to Wynn pursuant to Section 3.1(a).

Section 3.2 Wynn Public Filings. WIL shall cooperate, and cause its accountants to cooperate, with Wynn to the extent reasonably requested by Wynn in the preparation of Wynn Resort Limited’s press releases, public earnings releases, quarterly reports on Form 10-Q, annual reports to shareholders, annual reports on Form 10-K, any current reports on Form 8-K and any amendments thereto and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Wynn Resorts, Limited or any of its Subsidiaries with the SEC, any national securities exchange or otherwise made publicly available (collectively, “Wynn Public Filings”). WIL agrees to use reasonable best efforts to provide to Wynn all information that Wynn reasonably requests in connection with any such Wynn Public Filings or that, in the judgment of Wynn’s legal department, is required to be disclosed therein under applicable Law. WIL agrees to use reasonable best efforts to provide such information in a timely manner to enable Wynn Resorts, Limited, as applicable, to prepare, print and release such Wynn Public Filings on such dates as Wynn shall determine. If and to the extent reasonably requested by Wynn, WIL shall diligently and promptly review all drafts of such Wynn Public Filings and prepare in a diligent and timely fashion any portion of such Wynn Public Filing pertaining to WIL or its Subsidiaries. Prior to any printing or public release of any Wynn Public Filing, an appropriate executive officer of WIL shall, if requested by Wynn, confirm to the best of such officer’s knowledge that the information provided by WIL relating to WIL Group in such Wynn Public Filing is accurate, true and complete in all material respects. Unless required by Law or GAAP or interpretations thereof, without the prior written consent of Wynn, WIL shall not publicly release any financial or other information that conflicts with the information with respect to WIL or the WIL Group that is provided by WIL for any Wynn Public Filing.

Section 3.3 Other Financial Reporting Matters; Gaming Information.

(a) Maintenance of Books and Records. WIL shall, and shall cause each of its consolidated Subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of WIL and such Subsidiaries; (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management’s general or specific authorization; (y) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets; and (z) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, so long as in effect.

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(b) Fiscal Year. WIL shall, and shall cause each of its consolidated Subsidiaries to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year.

(c) Other Financial Information. For so long as members of the Wynn Group Beneficially Own at least 10% of the voting power of the outstanding WIL Ordinary Shares on any date during the applicable fiscal year, WIL shall use reasonable best efforts to provide to Wynn upon the reasonable request of Wynn such other financial information and analyses of WIL and its Subsidiaries that may be necessary, by virtue of its equity ownership in WIL, for any member of the Wynn Group to (1) comply with applicable financial reporting requirements or its customary financial reporting practices or (2) respond in a timely manner to any reasonable requests for information regarding WIL and its Subsidiaries received by Wynn from investors or financial analysts; provided, however, that neither Wynn nor any member of the Wynn Group shall disclose any material, non-public information of WIL except pursuant to policies and procedures mutually agreed upon by Wynn and WIL for the disclosure of such information or as otherwise required by applicable Law. In connection therewith, WIL shall also permit Wynn, the Wynn Auditors and other representatives of Wynn to discuss the affairs, finances and accounts of any member of WIL Group with the officers of WIL and the WIL Auditors, all at such times and as often as Wynn may reasonably request upon reasonable notice during normal business hours.

(d) Public Information and SEC Reports. WIL and each of its Subsidiaries that files information with the SEC shall use reasonable best efforts to timely file and cooperate with Wynn in preparing reports, notices and proxy and information statements to be sent or made available by WIL or such Subsidiaries to their security holders, all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act by WIL or such Subsidiaries and all registration statements and prospectuses to be filed by WIL or such Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, “WIL Public Documents”) and deliver to Wynn (to the attention of its senior securities counsel), no later than the date the same are printed for distribution to its shareholders, sent to its shareholders or filed with the SEC, whichever is earliest, final copies of all WIL Public Documents (except to the extent publicly available via the SEC’s EDGAR system). Upon reasonable advance notice from Wynn of its planned filing date for any given period (including reasonable notice of any changes to such date), WIL shall use reasonable best efforts to file (x) its quarterly report on Form 10-Q with the SEC on or about the same day as Wynn Resorts Limited’s planned filing date with the SEC for its quarterly reports for the corresponding period and (y) its annual report on Form 10-K with the SEC on or about the same day as Wynn Resorts Limited’s planned filing date with the SEC for its annual reports for the corresponding period; provided, that in no event shall WIL file such report for any given period prior to Wynn Resorts Limited’s filing of its own such report for the corresponding period, unless WIL is so required by Law. The Parties shall cooperate in preparing all press releases and other statements to be made available by WIL or any of its Subsidiaries to the public, including information concerning material developments in the business, properties, results of operations, financial condition or prospects of WIL or any of its Subsidiaries. Wynn shall have the right to review, reasonably in advance of public release or release to financial analysts or investors (1) all press releases and other statements to be made available by WIL or any of its Subsidiaries to the public that relate to financial or accounting matters and (2) all reports and other information prepared by WIL or any of its Subsidiaries for release to financial analysts or investors; provided, however, that neither Wynn nor any member of the Wynn Group shall disclose any material, non-public information of WIL except pursuant to policies and procedures mutually agreed upon by Wynn and WIL for the disclosure of such information or as otherwise required by applicable Law; provided, further, that, notwithstanding anything in this Article III to the contrary, for so long as members of the Wynn Group Beneficially Own at least 10% of the outstanding WIL Ordinary Shares on any date during the applicable fiscal year, Wynn shall have the right to review such press releases, public statements, reports and other information in advance if necessary, by virtue of its equity ownership in WIL, for any member of the Wynn Group to (1) comply with applicable financial reporting requirements or its customary financial reporting practices or (2) respond to any reasonable requests for information regarding WIL and its Subsidiaries received by Wynn from investors or financial analysts. No press release, report,

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registration, information or proxy statement, prospectus or other document which refers to, or contains information with respect to, any member of the Wynn Group shall be filed with the SEC or otherwise made public or released to any financial analyst or investor by WIL or any of its Subsidiaries without the prior written consent of Wynn (which consent shall not be unreasonably withheld, conditioned or delayed) with respect to those portions of such document that contain information with respect to any member of the Wynn Group, except as may be required by Law (in such cases WIL shall use its reasonable best efforts to notify the relevant member of the Wynn Group and to obtain such member’s consent before making such filing with the SEC or otherwise making any such information public).

(e) Meetings with Financial Analysts. WIL shall notify Wynn reasonably in advance of the date of all scheduled meetings and conference calls to be held between WIL and members of the investment community (including any financial analysts), and of any conferences to be attended by management of WIL with members of the investment community, and shall consult with Wynn as to the appropriate timing for all such meetings, calls and conferences. WIL shall not schedule any such meeting or call or attend such conference on any date to which Wynn reasonably objects.

(f) Meetings with Rating Agencies. WIL shall notify Wynn reasonably in advance of the date of all scheduled meetings and conference calls to be held between WIL and any Rating Agencies, and shall consult with Wynn as to the appropriate timing for all such meetings, calls and conferences. WIL shall not schedule such meeting or call or attend such conference on any date to which Wynn reasonably objects.

(g) Earnings Releases. Wynn agrees that, unless required by Law (and subject to the last sentence of this paragraph) or unless WIL shall have consented thereto, no member of the Wynn Group will publicly release any quarterly, annual or other financial information of WIL or any of its Subsidiaries (“Company Information”) delivered to Wynn pursuant to this Article III prior to the time that Wynn Resorts Limited publicly releases financial information of Wynn Resorts Limited for the relevant period. Wynn will consult with WIL on the timing of their annual and quarterly earnings releases and Wynn and WIL will give each other an opportunity to review the information therein relating to WIL and its Subsidiaries and to comment thereon; provided, that Wynn shall have the sole right to determine the timing of all such releases if Wynn and WIL disagree. Upon reasonable advance notice from Wynn, WIL shall use reasonable best efforts to publicly release its financial results for each annual and quarterly period on the day of Wynn’s earnings release within a reasonable time following Wynn Resorts Limited’s release. If any member of the Wynn Group is required by Law to publicly release such Company Information prior to the public release of WIL’s financial information, Wynn will give WIL notice of such release of Company Information as soon as practicable but no later than two days prior to such release of Company Information.

(h) Wynn Annual Statements.

(i) Coordination of Auditors’ Opinions. WIL will use its reasonable best efforts to enable its independent certified public accountants (the “WIL Auditors”) to complete their audit such that they will date their opinion on WIL’s audited annual financial statements on the same date that Wynn Resorts Limited’s independent certified public accountants (the “Wynn Auditors”) date their opinion on the Wynn Annual Statements, and to enable Wynn Resorts Limited to meet its timetable for the printing, filing and public dissemination of the Wynn Annual Statements.

(ii) Access to Personnel and Working Papers. WIL will request WIL Auditors to make available to the Wynn Auditors both the personnel who performed or are performing the annual audit of WIL and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of WIL, in all cases within a reasonable time before the WIL Auditors’ opinion date, so that the Wynn Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the WIL Auditors as it relates to the Wynn Auditors’ report on the Wynn Annual Statements, all within sufficient time to enable Wynn to meet its timetable for the printing, filing and public dissemination of the Wynn Annual Statements. If the Wynn Auditors identify, in any management letter or other correspondence in connection with the annual audit of Wynn Resorts Limited, any issue with the accounting principles, any proposed adjustment or any similar area of concern with respect to WIL Group, Wynn shall promptly inform WIL and provide WIL with an excerpt of the applicable portions of such management letter or correspondence.

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(i) Internal Auditors. WIL shall provide Wynn, the Wynn Auditors or other representatives of Wynn reasonable access upon reasonable notice during normal business hours to WIL’s and its Subsidiaries’ books and records so that Wynn may conduct reasonable audits relating to the financial statements provided by WIL pursuant to this Article III, as well as to the internal accounting controls and operations of WIL and its Subsidiaries.

(j) Accounting Estimates and Principles. WIL will give Wynn reasonable notice of any proposed material change in accounting estimates or material changes in accounting principles from those in effect with respect to WIL Group, and will give Wynn notice immediately following adoption of any such changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board. In connection therewith, WIL will consult with Wynn, and, if requested by Wynn, WIL will consult with the Wynn Auditors with respect thereto. As to material changes in accounting principles that could affect any member of the Wynn Group, WIL will not make any such changes without Wynn’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), excluding changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board, if such a change would be sufficiently material to be required to be disclosed in WIL’s financial statements as filed with the SEC or otherwise publicly disclosed therein. If Wynn so requests, WIL will be required to obtain the concurrence of WIL Auditors as to such material change prior to its implementation. Wynn will use its reasonable best efforts to promptly respond to any request by WIL to make a change in accounting principles and, in any event, in sufficient time to enable WIL to comply with its obligations under Section 3.1.

(k) Management Certification. WIL’s chief executive officer (or highest ranked executive officer) and WIL’s chief financial or accounting officer shall submit quarterly representations (with such changes thereto prescribed by Wynn consistent with representations furnished to Wynn Resorts Limited by other business units of Wynn Resorts Limited or as otherwise required by applicable Law or stock exchange requirements) attesting to the accuracy and completeness of the financial and accounting records referred to therein in all material respects and the establishment and maintenance of disclosure controls and procedures and internal controls over financial reporting.

(l) Operating Review Process. WIL shall conduct its strategic and operational review process on a schedule that is consistent with that of Wynn Resorts Limited’s. WIL shall hold all of its regularly scheduled board meetings at which its strategic and operational reviews are discussed within a time frame consistent with Wynn Resorts Limited’s strategic and operational review process. In connection with strategic, operational or other reviews, relevant Wynn personnel (in addition to the members of the Board designated for nomination by Wynn) may participate at Wynn’s invitation. Wynn will notify WIL in advance of any such additional attendees.

(m) Accountants’ Reports. WIL agrees that for so long as members of the Wynn Group beneficially own at least 10% of the outstanding WIL Ordinary Shares on any date during the applicable fiscal year, WIL will promptly upon receipt of written notice from Wynn, but in no event later than five Business Days following the receipt thereof, deliver to Wynn copies of all reports submitted to WIL or any of its Subsidiaries by their independent certified public accountants, including each report submitted to WIL or any of its Subsidiaries concerning its accounting practices and systems and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.

(n) Gaming Information. WIL shall provide to Wynn such information relating to the WIL Group (and its directors, officers and employees) as Wynn reasonably requests in relation to the Wynn Group’s Gaming Licenses or as required for the Wynn Group to comply with any reporting or other requirements of any Gaming Authority.

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Section 3.4 Exchange of Information. For so long as members of the Wynn Group beneficially own at least 10% of the outstanding WIL Ordinary Shares on any date during the applicable fiscal year, WIL, on behalf of itself and the other members of the WIL Group, agrees to use reasonable best efforts to provide, or cause to be provided, to Wynn, at any time after the date hereof, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of the WIL Group which Wynn (or any member of the Wynn Group) reasonably needs: (i) to comply with reporting, disclosure, filing or other requirements imposed on Wynn or a member of the Wynn Group (including under applicable securities or tax Laws) by a Governmental Entity having jurisdiction over Wynn or such member of the Wynn Group; (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one Party to this Agreement has against another Party; or (iii) subject to the foregoing clause (ii), to comply with its obligations under this Investor Rights Agreement or any Transaction Agreement; provided, however, that in the event that WIL reasonably determines that any such provision of Information could violate any Law or agreement, or waive any attorney-client privilege, WIL and Wynn shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

Section 3.5 Privilege. The provision of any information pursuant to this Article III shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privilege (a “Privilege”). Neither WIL or any member of WIL Group nor Wynn or any member of the Wynn Group will be required to provide any information pursuant to this Article III if the provision of such information would serve as a waiver of any Privilege afforded such information.

Section 3.6 Competing Businesses. WIL understands and acknowledges that (a) the Wynn Group may now or in the future engage in any business that may be competitive with the business of WIL or its Subsidiaries, evaluate, invest in (directly or indirectly, including providing financing to) or do business with, competitors or potential competitors of the WIL Group, and that the receipt of Information from the WIL Group is not intended to and shall not restrict or preclude such activities. Further, WIL understands and acknowledges that the Wynn Group may (x) have general knowledge with respect to the industry in which the WIL Group operates and that additional general industry knowledge may be gained by Wynn (and the Wynn Group) from reviewing Information provided by the WIL Group or its representatives that cannot be separated from Wynn’s overall knowledge and (y) retain certain mental impressions of such Information, and such general knowledge and mental impressions shall be permitted to be used in the Wynn Group’s business, including in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions.

ARTICLE IV.

GENERAL PROVISIONS

Section 4.1 Assignment; Successors and Assigns; No Third Party Beneficiaries; No Partnership.

(a) No Party may assign, directly or indirectly, such Party’s rights or obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of the other Parties; provided, that, without such prior written consent, Wynn may assign all or part of its rights or obligations hereunder to any member of the Wynn Group in connection with a transfer of Wynn’s WIL Ordinary Shares. Any attempted assignment of rights or obligations in violation of this Section 4.1(a) shall be null and void.

(b) All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

(c) Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and permitted assigns, any rights or remedies under this Investor Rights Agreement or otherwise create any third-party beneficiary hereto.

(d) The Parties intend that WIL shall not be a partnership, and that no Party or its successor or permitted assignee be a partner of any other Party or its successor or permitted assignee by virtue of this Investor Rights Agreement for any purpose, and nothing in this Investor Rights Agreement shall be construed to suggest otherwise.

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Section 4.2 Termination. This Investor Rights Agreement shall terminate automatically (without any action by any Party) as to:

(a) Sponsor and Cannae at such time at which Sponsor no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement; provided, that the obligations of Sponsor and Cannae to take Necessary Action pursuant to clause (ii) of the definition thereof to cause the Board to be constituted as set forth in Section 2.1 shall survive such termination until such time as Sponsor no longer Beneficially Owns any WIL Ordinary Shares; and

(b) Wynn at such time at which the Wynn Group no longer owns any WIL Ordinary Shares or, if earlier, such time as the Wynn Group has no ongoing rights pursuant to Section 2.1(d), Section 2.2 or Article III; provided, that the provisions of Article III shall survive the termination of this Investor Rights Agreement for so long as any member of the Wynn Group is required, in accordance with GAAP or SEC reporting requirements and by virtue of its equity ownership in WIL, to include financial or other information about the WIL Group in its financial statements, but only to the extent relating to such financial or other information about the WIL Group that any member of the Wynn Group is so required to include in its financial statements.

Section 4.3 Severability. If any provision of this Investor Rights Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Investor Rights Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Investor Rights Agreement, they shall take any actions necessary to render the remaining provisions of this Investor Rights Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Investor Rights Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 4.4 Entire Agreement; Amendments; No Waiver.

(a) This Investor Rights Agreement, together with any schedule or exhibit to this Investor Rights Agreement, the Business Combination Agreement and all other Transaction Agreements, constitute the entire agreement among the Parties relating to the subject matter hereof and thereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby or thereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Investor Rights Agreement exist between the Parties except as expressly set forth or referenced in this Investor Rights Agreement and the other Transaction Agreements.

(b) No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the prior written consent of (i) WIL, (ii) Wynn, [(iii) Cannae] and (iv) Sponsor; provided, that a provision that has terminated with respect to a Party shall not require any consent of such Party with respect to amending or modifying such provision.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 4.5 Counterparts; Electronic Delivery. This Investor Rights Agreement may be executed in two or more counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (.PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties irrevocably agree that this Investor Rights Agreement may be executed by way of electronic signatures and the Parties agree that this Investor Rights Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

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Section 4.6 Notices. All notices and other communications among the Parties under this Investor Rights Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

if to WIL, to:

Wynn Interactive Limited

3131 Las Vegas Blvd.

S., Las Vegas, NV 89109

Attention: Acting President

Email: Craig.Billings@wynnresorts.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Eric Schiele, P.C.

    Jonathan Davis, P.C.

    Carlo Zenkner

Email:   eric.schiele@kirkland.com

    jonathan.davis@kirkland.com

    carlo.zenkner@kirkland.com

-and-

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

    Sachin Kohli

Email:   michael.aiello@weil.com

    sachin.kohli@weil.com

if to Sponsor, to:

Austerlitz Acquisition Sponsor, LP I

1701 Village Center Circle

Las Vegas, NV 89134

Attention: Michael L. Gravelle, General Counsel and

Corporate Secretary

E-mail: mgravelle@cannaeholdings.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

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    Sachin Kohli

Email:   michael.aiello@weil.com

    sachin.kohli@weil.com

if to Wynn, to:

Wynn Resorts Limited

3131 Las Vegas Blvd.

S., Las Vegas, NV 89109

Attention: Chief Financial Officer

Email: Craig.Billings@wynnresorts.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:   Eric Schiele, P.C.

          Jonathan Davis, P.C.

          Carlo Zenkner

Email:        eric.schiele@kirkland.com

          jonathan.davis@kirkland.com

          carlo.zenkner@kirkland.com

[if to Cannae, to:

Cannae Holdings, Inc.

1701 Village Center Circle

Las Vegas, NV 89134

Attention: Michael L. Gravelle, General Counsel and

Corporate Secretary

E-mail: mgravelle@cannaeholdings.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

    Sachin Kohli

Email:   michael.aiello@weil.com

    sachin.kohli@weil.com]

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 4.7 Governing Law; Waiver of Jury Trial; Jurisdiction. This Investor Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed entirely in that state, without regard to any Laws that might otherwise govern under applicable principles of conflicts or choice of law or otherwise; provided, however, that, (i) to the extent any provisions of this Investor Rights Agreement relate to the exercise of a director’s or officer’s fiduciary duties and/or similar statutory duties or obligations, in each case, of WIL, or (ii) statutory provisions or other Laws of Bermuda are mandatorily applicable to provisions of this Investor Rights Agreement, such provisions shall be governed by, and construed in accordance with, the laws of Bermuda. Any Action based upon, arising out of or related to this Investor Rights Agreement or the transactions contemplated hereby may be brought in Nevada state court (or, only if the Nevada state courts decline to accept jurisdiction over a particular matter, then in the Federal court of the United States of America

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sitting in Clark County, Nevada) and any appellate court from any of such courts (except to the extent, and solely to the extent, that any such Action mandatorily must be brought in Bermuda), and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum in each such court, agrees that all claims in respect of any such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Investor Rights Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.7. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.8 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Investor Rights Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief to prevent breaches of this Investor Rights Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Investor Rights Agreement in accordance with its terms, this being in addition to any other remedy to which they are or may be entitled to under this Investor Rights Agreement or applicable Law and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Investor Rights Agreement and without that right, none of the Parties would have entered into this Investor Rights Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Investor Rights Agreement and to enforce specifically the terms and provisions of this Investor Rights Agreement in accordance with this Section 4.8 shall not be required to provide any bond or other security in connection with any such enforcement.

Section 4.9 Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:

(a) Such Party is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and currently is proposed to be conducted.

(b) Such Party has the full power, authority and legal right to execute, deliver and perform this Investor Rights Agreement. The execution, delivery and performance of this Investor Rights Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Party. This Investor Rights Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Party of this Investor Rights Agreement and the performance by such Party of its obligations hereunder does not and will not violate (i) any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any Law to which it is subject.

(d) Such Party is not currently in violation of any Law, which violation could reasonably be expected to have a material adverse effect upon such Party’s ability to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

(e) There is no currently pending Action that would materially and adversely affect the ability of such Party to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

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Section 4.10 No Third Party Liabilities. This Investor Rights Agreement may only be enforced against the named Parties hereto (and their successors and permitted assigns). All claims or causes of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement, may be made only against the Persons that are expressly identified as Parties hereto (and their successors and permitted assigns), as applicable; and, except for any successors or permitted assigns, no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party hereto), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement.

Section 4.11 Adjustments. If there are any changes in the WIL Ordinary Shares as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate equitable adjustment shall be made to the provisions of this Investor Rights Agreement as may be required so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the WIL Ordinary Shares as so changed.

Section 4.12 Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further actions as any other Party may reasonably request in order to evidence or effectuate the provisions of this Investor Rights Agreement and to otherwise carry out the intent of the Parties hereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

WIL:
WYNN INTERACTIVE LIMITED

By:

Name: [•]
Title: [•]

SPONSOR:
AUSTERLITZ ACQUISITION SPONSOR, LP I By: Trasimene Capital AU, LP I, its general partner

By:

Name:	[•]
Title:	[•]

[CANNAE:]
CANNAE HOLDINGS, INC.

By:

Name:	[•]
Title:	[•]

[Signature Page to the Investor Rights Agreement]

WYNN:
WSI INVESTMENT, LLC BY: WYNN RESORTS, LIMITED ITS: SOLE MEMBER

By:

Name:	[•]

Title:	[•]

[Signature Page to the Investor Rights Agreement]

Exhibit C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2021 among Austerlitz Acquisition Corporation I (to be renamed Wynn Interactive, Ltd.), a Cayman Islands exempted company (the “Company”), and the persons identified on Schedule A hereto (each such person, together with each Affiliate of such person that acquires Registrable Securities (as defined below) from such first Person other than pursuant to a registered offering or Rule 144 (but only for so long as such Affiliate holds Registrable Securities), and their respective successors and permitted assigns, an “Investor”).

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble hereto.

“Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or a block sale to a financial institution.

“Board” means the board of directors (or any successor governing body) of the Company.

“Closing Date” means the date of this Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Company” has the meaning set forth in the preamble hereto and includes the Company’s successors by merger, amalgamation, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 5(q).

“Demand Registration” has the meaning set forth in Section 2(c).

“DTCDRS” has the meaning set forth in Section 5(r).

“Effectiveness Deadline” has the meaning set forth in Section 2(b).

“Equity Securities” means (i) all of the issued Class A ordinary shares of the Company from time to time and all warrants and other equity securities convertible into, or exchangeable for, Class A ordinary shares of the Company, (ii) any Class A ordinary shares of the Company or other securities issued or issuable (without material condition) as a distribution with respect to, or in exchange for or in replacement of any of the foregoing shares or warrants or in exchange for or in replacement of other equity securities of the Company or its subsidiaries (including the

Restricted Expense Shares), and (iii) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing shares in clauses (i) and (ii) as a result of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Equity Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

“Initial Registrable Securities” has the meaning set forth in Section 5(a)(ii).

“Initial Registration Statement” has the meaning set forth in Section 5(a)(ii).

“Inspectors” has the meaning set forth in Section 5(h).

“Investor” has the meaning set forth in the preamble hereto.

“Long-Form Registration” has the meaning set forth in Section 2(a).

“New Registration Statement” has the meaning set forth in Section 5(a)(ii).

“Permitted Transfer” means a Transfer of Equity Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes, that does not involve a disposition for value (other than with respect to any such gift for which the donor receives (a) equity interest of such donee or (b) such donee’s interests in the donor), provided that (x) the donee or donees thereof agree to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the donor and (y) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

(ii) by will, other testamentary document or intestate succession, provided that (a) each Transferee agrees to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the Transferor and (b) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

(iii) to any member or members of the Transferor’s immediate family or to any trust or limited family partnership for the direct or indirect benefit of the Transferor or the immediate family of the Transferor, provided that (a) the Transferee agrees to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the Transferor, (b) the Transfer does not involve a disposition for value (other than with respect to any such Transfer for which the Transferor receives (1) equity interest of such Transferee or (2) such Transferee’s interests in the Transferor), (c) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

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(iv) to a partnership, limited liability company or other entity of which the Transferor and the immediate family of the Transferor are the legal and beneficial owner of all of the outstanding equity securities or similar interests, provided that (a) the Transferee agrees to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the Transferor and (b) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

(v) to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (i) through (iv) above, provided that (a) the Transferee agrees to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the Transferor and (b) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

(vi) if the Transferor is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the Transferor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Transferor or affiliates of the Transferor (including, for the avoidance of doubt, where the Transferor is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the Transferor, provided that (a) each Transferee agrees to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the Transferor and (b) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, provided that (a) to the extent permitted by law, each Transferee agrees to be bound in writing by the Transfer restrictions set forth in Section 9 applicable to the Transferor and (b) any filing under the Exchange Act shall disclose the nature of the Transfer and that such Transferee agrees to be bound by the applicable Transfer restrictions set forth in Section 9;

(viii) to the Company or an affiliated entity pursuant to any contractual arrangement that provides for the forfeiture of the Transferor’s securities in connection with the termination of the Transferor’s employment or other service relationship with the Company or an affiliated entity or the Transferor’s failure to meet certain conditions set out upon receipt of such securities,

(ix) as part of a sale of the Transferor’s Equity Securities acquired solely in transactions after the Closing Date;

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Equity Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock

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units, options, warrants or rights, provided that (a) any such shares of Equity Securities received upon such exercise, vesting or settlement shall be subject to the terms of Section 9 applicable to the Transferor and (b) any public report or filing under the Exchange Act shall indicate in the footnotes thereto that such report or filing relates to the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Equity Securities;

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the Transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such Transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Transferor’s Equity Securities shall remain subject to the applicable provisions of Section 9; or

(xii) in connection with the exercise of options, settlement of restricted stock units or other equity awards or exercise of warrants or other derivative securities, provided that any Equity Securities received upon such exercise, vesting or settlement shall be subject to the applicable terms of Section 9.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Public Offering” shall mean a public offering and sale of Equity Securities of the Company for cash, other than by the Company, pursuant to an effective registration statement under the Securities Act.

“Records” has the meaning set forth in Section 5(h).

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“Registrable Securities” means (a) any Equity Securities beneficially owned or otherwise held directly or indirectly by any of the Investors, (b) any Equity Securities issued or issuable as a distribution with respect to, or in exchange for or in replacement of, any of the foregoing Equity Securities, including, without limitation, the Restricted Expense Shares, and (c) with respect to any Equity Securities described in subsections (a) and (b) by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Equity Securities (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, or (ii) such securities are sold or eligible to be sold or distributed pursuant to Rule 144 without limitation as to volume.

“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Restricted Expense Shares” has the meaning given to such term in that certain Amended and Restated Sponsor Letter Agreement, dated as of [•], among the Company, Wynn Interactive Ltd. and certain Investors.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Shelf Registration Statement” has the meaning set forth in Section 2(c).

“Shelf Supplement” has the meaning set forth in Section 2(d).

“Shelf Takedown” has the meaning set forth in Section 2(d).

“Shelf Takedown Notice” has the meaning set forth in Section 2(d).

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“Short-Form Registration” has the meaning set forth in Section 2(c).

“Target Filing Date” has the meaning set forth in Section 2(c).

“Trading Day” means any day on which the Company’s Equity Securities are traded on a national securities exchange.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“WRL” means Wynn Resorts, Limited, a Nevada limited liability company.

“WRL Option Holders” means Matthew Maddox, Craig S. Billings, Ellen F. Whittemore, Sadok Kohen, Alp Güler and Norbert Teufelberger.

“WRL Option Securities” has the meaning set forth in Section 2(b).

2. Registration.

(a) To the extent that a Registration Statement filed pursuant to Section 2(b) or a Shelf Registration Statement is not available to effect the proposed transaction, each Investor may request that the Company register under the Securities Act all or any portion of its Registrable Securities pursuant to a Registration Statement on Form F-1, S-1 or any successor form thereto with respect to an underwritten public offering of Registrable Securities (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 15 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-1, S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within 60 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(b) The Company shall, as soon as practicable, but in any event within thirty (30) days after the Closing Date, file (or confidentially submit) a Registration Statement to permit the public resale of all the Registrable Securities held by the Investors from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2(b), and shall use its reasonable best efforts to cause the Registration

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Statement to be declared effective as soon as possible after the filing thereof, but in no event later than the earlier of (i) the 60th day (or 135th day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 2(b) shall be on Form F-3 or S-3, or if Form F-3 or S-3 is not then available to the Company, on Form F-1 or S-1 or such other form of registration statement as is then available to effect a registration for the sale or resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule or provision similar thereto adopted by the Commission, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2(b) shall provide for the sale or resale pursuant to any method or combination of methods legally available to, and requested by, the Investors. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to Section 2(b) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement or Shelf Registration Statement is continuously available, for the resale of all the Registrable Securities held by the holders thereof until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2(b), but in any event within one (1) business day of such date, the Company shall notify the Investors of the effectiveness of such Registration Statement. If, after the filing such Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Registration Statement, the Company shall amend such Registration Statement to cover such additional Registrable Securities. The provisions of Section 2(d) shall apply mutatis mutandis to any resale of Registrable Securities pursuant to a registration statement filed pursuant to this Section 2(b).

The Registration Statement filed pursuant to this Section 2(b) (or any Registration Statement filed pursuant to Section 2(c)) shall register for resale the Equity Securities that may be received upon the settlement of options held by the WRL Option Holders and vesting in December 2021 (the “WRL Option Securities”). The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective, and to be supplemented and amended to the extent necessary, to ensure that such Registration Statement is available or, if not available, that another similar registration statement is continuously available, for the resale of such Equity Securities until all such Equity Securities have been sold pursuant to such Registration Statement or other methods.

Notwithstanding anything in this Agreement to the contrary, the Company shall not register any Equity Securities not held by the Investors (excluding WRL), except for the WRL Option Securities, prior to the first anniversary of the Closing Date. As soon as practicable after the first anniversary of the Closing Date, the Company shall amend the Registration

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Statement filed pursuant to this Section 2(b) or Section 2(c) (or file a new Registration Statement consistent with the terms of this Section 2(b) or Section 2(c)) that shall cover all the Registrable Securities held by WRL and any other Equity Securities issued, or issuable, upon the conversion of Class V ordinary shares of the Company that were issued on the Closing Date and are still held by the stockholder that received such Class V ordinary shares on the Closing Date; provided, that, the Company may file such amendment to the Registration Statement or such new Registration Statement, as applicable, prior to the first anniversary of the Closing Date, so long as such amended or new Registration Statement does not become effective prior to the first anniversary of the Closing Date. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement or Shelf Registration Statement is continuously available, for the resale of such securities until all such securities have been sold pursuant to such Registration Statement or other methods.

(c) The Company shall use its best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form F-3, S-3 or any successor form thereto. As soon as practicable after the date hereof, but not later than the Target Filing Date, the Company shall (i) prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-3, S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) and (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. In addition, the Company shall use its best efforts to cause a Shelf Registration Statement filed pursuant to Section 2(c) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement (if the Company is eligible to file a Shelf Registration Statement) or other Registration Statement (if the Company is not so eligible) is continuously available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. For purposes hereof, “Target Filing Date” shall mean the date which is 30 days after the Company becomes qualified to register the offer and sale of securities under the Securities Act pursuant to a Shelf Registration Statement. If, after the filing of a Shelf Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration, the Company shall amend such Shelf Registration Statement to cover such additional Registrable Securities. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3, S-3 or any successor form thereto, the holders of Registrable Securities shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form F-3, S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand

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Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 15 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-3, S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within 30 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(d) At any time that a Shelf Registration Statement is effective, if a holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that the holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Upon receipt of a Shelf Takedown Notice, the Company shall promptly (but in no event later than five (5) business days, or, in the case of an underwritten overnight Block Trade, two (2) business days, following receipt thereof) deliver notice of such Shelf Takedown Notice to all other holders of Registrable Securities who shall then have ten (10) business days, or, in the case an underwritten overnight Block Trade, two (2) business days, from the date such notice is given to notify the Company in writing of their desire to be included in such Shelf Takedown. Each holder of Registrable Securities and the Company agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the holders of Registrable Securities of such first holder’s or the Company’s intention to deliver a Shelf Takedown Notice; provided, however, that none of the holders or the Company shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect. The Company shall prepare and file with the Commission a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its best efforts to cause such Shelf Supplement to be declared effective by the Commission as soon as practicable thereafter.

(e) The Company shall not be obligated to effect any Long-Form Registration (x) within 90 days after the effective date of a previous Long-Form Registration or Shelf Takedown or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, all of the shares of Registrable Securities requested to be included therein or (y) except with respect to the Registration Statement required to be filed pursuant to Section 2(b), while a

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lock-up agreement pursuant to Section 4 or any other lock-up agreement relating to such holder’s Registrable Securities is in effect and has not been waived with respect to any Investor. Notwithstanding anything otherwise to the contrary herein, the Company shall not be required to provide notice of any requested underwritten public offering to any holders of Registrable Securities whose shares are subject to any applicable lock-up arrangements at the time of such request, and any such holders shall not have the right to receive information on or participate in any such underwritten public offering.

The Company may postpone for up to 60 days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a Shelf Supplement for a Shelf Takedown if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company may delay a Demand Registration or Shelf Takedown pursuant to the immediately preceding sentence only once in any period of 12 consecutive months.

(f) If the holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities included in the Demand Registration or Shelf Takedown shall, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(g) The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such Demand Registration or Shelf Takedown, which consent shall not be unreasonably withheld or delayed. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of Equity Securities proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such underwritten offering, exceeds the number of Equity Securities which can be sold in such underwritten offering and/or the number of Equity Securities proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Equity Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the Equity Securities that the holders of Registrable Securities propose to sell (pro rata based on the number of Registrable

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Securities held by such holders at the time the cutback is made), and (ii) second, the Equity Securities proposed to be included therein by any other Persons (including Equity Securities to be sold for the account of the Company and/or other holders of Equity Securities) (pro rata based on the number of Registrable Securities held by such holders at the time the cutback is made). If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3. Piggyback Registration.

(a) Whenever the Company proposes to offer or sell any Equity Securities pursuant to a registered offering under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form F-4, S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to either the filing of such Registration Statement or, with respect to a Piggyback Shelf Takedown, the filing of a prospectus supplement to the applicable Piggyback Shelf Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within five (5) business days after the Company’s notice has been given to each such holder. The Company agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the holders of Registrable Securities of its intention to effect a Piggyback Registration; provided, however, that the Company shall not be obligated hereby to provide any such advance notice (other than the advance notice set forth in the first sentence of this Section 3(a)) and, if provided, such advance notice shall not be binding in any respect. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form F-3, S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right to be notified of and to participate (it being specified that it shall not be obligated to participate) in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

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(b) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such underwritten offering, exceeds the number of Equity Securities which can be sold in such offering and/or that the number of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown: (i) first, the Equity Securities that the Company proposes to sell; (ii) second, the Equity Securities requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities then owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the Equity Securities requested to be included therein by holders of Equity Securities other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such underwritten offering, exceeds the number of Equity Securities which can be sold in such offering and/or that the number of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown: (i) first, the Equity Securities requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Equity Securities other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, then owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the Equity Securities requested to be included therein by other holders of Equity Securities, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall, subject to the prior written consent of the holders of a majority of the Registrable Securities included in such Piggyback Registration or Piggyback Shelf Takedown, which consent shall not be unreasonably withheld or delayed, select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4. Lock-up Agreement. In connection with any registered offering of the Equity Securities or other equity securities of the Company, and upon the request of the managing underwriter in such offering, each holder of Registrable Securities agrees to execute a customary lock-up agreement; provided, that each such holder shall sign a lock-up agreement that contains restrictions that are no more restrictive than the restrictions contained in the lock-up agreements

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executed by any other holder of Registrable Securities participating in such offering. The Company shall cause its executive officers and its directors, which directors are selling Equity Securities in such offering (as applicable), and shall use reasonable best efforts to cause other holders of Equity Securities who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) 10% or more of the then outstanding Equity Securities and holders of any of the Registrable Securities participating in such offering, to enter into lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the lock-up agreements executed by the holders of Registrable Securities. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 10% of the outstanding Equity Securities. Notwithstanding the foregoing, no Investor shall be subject to such lock-up arrangements so long as such Investor holds less than 1% of the Equity Securities.

5. Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a) subject to Section 2(a), Section 2(b), Section 2(c) and Section 2(d), (i) prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to be declared effective; and (ii) if (A) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the Commission that covers Registrable Securities (the “Initial Registrable Securities”), (B) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, and (C) any of the Initial Registrable Securities are Registrable Securities at the time that (B) above occurs, the Company shall prepare and file with the Commission within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be Registrable Securities for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its best efforts to cause such New Registration Statement to be declared effective by the Commission as soon as practicable thereafter;

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(b) (i) in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days or, if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement; and (ii) in the case of a Shelf-Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (A) 36 months after the effective date of such Registration Statement and (B) the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;

(c) within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d) notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e) furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f) use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g) notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall

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prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

(i) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j) use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Equity Securities are then listed or, if the Equity Securities are not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;

(k) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F, 6-K, 10-K, 10-Q and 8-K, as applicable, under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m) furnish to each underwriter, if any, (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

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(n) without limiting Section 5(f), use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o) notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p) advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of counsel for the Company should be included;

(r) cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Equity Securities and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(s) not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of the DTCDRS;

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(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u) otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6. Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

7. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, shareholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus,

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preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written

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notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto

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were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than customary representations and warranties regarding such holder, such holder’s ownership of its Equity Securities to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9. Rule 144 Compliance; Permitted Public Transfers.

(a) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(ii) use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

(iii) furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(b) WRL agrees not to Transfer its Equity Securities, other than in Permitted Transfers, until the first anniversary of the Closing Date.

10. Preservation of Rights. The Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder.

11. Termination. Unless otherwise agreed in writing by the Company and the Investors, this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding, and shall be of no further force or effect with respect to any party when such party no longer holds Registrable Securities; provided, that the provisions of Section 6, Section 7 and Section 9 shall survive any such termination.

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12. Notices. All notices, requests, consents, claims, demands, waivers and other communications among the parties under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company:

Name: For the attention of: Address:	[•]

With a copy to: For the attention of: Address: E-mail:	[•]

If to any Investor, to such Investor’s address as set forth on Schedule A hereto.

13. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

14. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or Transferee of Registrable Securities; provided, that (a) such Transfer is not prohibited by Section 4 or Section 9 and (b) such purchaser or Transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or Transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

15. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.

16. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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17. Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities; provided, that any amendment or waiver that would materially adversely impact the rights of any Investor under this agreement in a manner different from the other Investors shall require the written consent of such Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20. Governing Law; Submission to Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that, to the extent statutory provisions or other laws of Bermuda or the Cayman Islands are mandatorily applicable to provisions of this Agreement, such provisions shall be governed by, and construed in accordance with, the laws of Bermuda or the Cayman Islands, as applicable. Any actions or claims based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of New York (except to the extent, and solely to the extent, that any such action or claim mandatorily must be brought in Bermuda or the Cayman Islands), and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum in each such court, agrees that all claims in respect of any such action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 20. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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21. Counterparts. This Agreement may be executed in counterparts (including by means of a telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

22. Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

Austerlitz Acquisition Corporation I (to be renamed Wynn Interactive, Ltd.)

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

INVESTORS:

Wynn Resorts, Limited

By:
Name:
Title:

Cannae Holdings, Inc.
By: [•]

By:
Name:
Title:

Austerlitz Acquisition Sponsor, LP I
By: [•]

By:
Name:
Title:

Dexter Fowler:

Hugh R. Harris:

Mark D. Linehan:

Erika Meinhardt: